UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THE JOINT CORP.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

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THE JOINT chiropractic®

JYNT

Notice of 2026 Annual Meeting of Stockholders & Proxy Statement

thejoint.com

Dear Fellow Stockholders:
Over the last year and a half, I have had the opportunity to work closely with a talented team that is deeply committed to our patients, franchisees, and stockholders and to advancing our model of convenient, membership-based chiropractic care in accessible retail settings. That experience has strengthened my conviction in the quality of our people, the resilience of our business model, and the scale of the opportunity in front of us.
2025 marked a year of notable progress for The Joint. Alongside growing consolidated Adjusted EBITDA by 13.9% and returning to profitability with reported full-year net income of $2.9 million, we made substantial progress on refranchising our company-owned or managed clinics. This transition toward becoming a pure-play franchisor, positions us for a more efficient, higher-margin model with strong cash flow and enhanced capacity for growth.
First, let me share our full-year 2025 financial and operating results.
2025 Performance Highlights
Our financial and operating highlights for 2025, compared to 2024, were as follows:

$54.9 million CONSOLIDATED REVENUE, UP FROM $52.2 MILLION	$2.9 million CONSOLIDATED NET INCOME, COMPARED TO A $5.8 MILLION NET LOSS	$13.0 million CONSOLIDATED ADJUSTED EBITDA, COMPARED TO $11.4 MILLION
$532.4 million SYSTEM-WIDE SALES[1], 0.4% INCREASE COMPARED TO 2024	0.4% decrease COMP SALES[2]	1.3 million COMMON SHARES REPURCHASED FOR $11.3 MILLION
960 clinics WITH 885 FRANCHISED AND 75 COMPANY-OWNED OR MANAGED CLINICS	14.4 million PATIENT VISITS, WITH 1.7 MILLION UNIQUE PATIENTS TREATED	797,000 NEW PATIENTS, 41% OF WHOM WERE NEW TO CHIROPRACTIC CARE
1.System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
2.Comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

Collectively, these results highlight a business that returned to profitability, grew Adjusted EBITDA, sustained steady system-wide sales, and continued to attract new patients, while advancing the shift toward a higher-margin pure-play franchisor model. I am confident that more improvement is ahead of us.
Moving to a Pure-Play Franchisor Model
Throughout 2025, we made consistent progress on the refranchising plan we laid out a year ago. In 2025, we completed the refranchising of 41 clinics. In addition, late in 2025, we signed an Asset Purchase Agreement for 22 clinics with three experienced buying groups for $1.5 million and in March 2026, we signed a Letter of Intent for the refranchising of five additional clinics. As part of our refranchising effort, we closed nine clinics during the year, which leaves us with just 48 company-owned or managed clinics remaining, or approximately 5% of our total clinic base. We continue to evaluate options for these remaining clinics and expect to complete our refranchising initiative by the end of this year.
This transition is already contributing to our operating results. As we have moved closer to becoming a pure-play franchisor, we have taken actions to make our operations more efficient, which is evident in our Adjusted EBITDA growth for the year.
Share Repurchase Program and Capital Allocation
As part of our capital allocation strategy, we repurchased 1.3 million shares in 2025 for a total consideration of $11.3 million, averaging $8.73 per share. At year-end 2025, we had $5.7 million remaining under our $12.0 million authorization.
Looking ahead, we intend to remain disciplined in our capital allocation strategy, balancing investment in the business with returning cash to stockholders. We will continue to focus our capital deployment in three areas: funding internal growth initiatives with an attractive return, opportunistically repurchasing regional developer (“RD”) territories where the economics are attractive and continuing to repurchase shares.
Positioning for Growth
Throughout 2025, we improved our marketing approach for how we engage current and prospective patients. With support from our franchisees, we shifted a portion of our marketing spend from local to national media and updated our messaging to focus on pain relief and getting people back to doing the things they love. In addition, through search engine optimization (“SEO”) improvements, we improved how our clinics show up in online searches, including in AI-driven search tools. As a result, our website traffic and organic leads are improving, which is an encouraging sign for our growth potential.
On the operations side, we implemented new pre-opening protocols for new clinics, which have dramatically reduced their time to breakeven. Locations that opened in 2025 hit breakeven in half the time compared to prior years. We also continue to test pricing changes in about 300 clinics, with plans to roll out new pricing system-wide following careful analysis. We expect these marketing, SEO, and pricing initiatives to collectively support franchisees by improving new patient acquisition and retention, which ultimately supports system-wide sales and royalty growth.
Post-Refranchising Business Model
Once we complete our transition to a pure-play franchisor, our financial profile will structurally improve. Our initial post-refranchising revenue run rate is expected to be about 11% of system-wide sales, which compares to 10.3% achieved in 2025, and our cost structure will be much leaner. Coupled with a more asset-light structure, this will translate into an initial Adjusted EBITDA margin run rate of 19% to 21%, a Net Income margin run rate of 13% to 15%, and free cash flow1 conversion2 of 60% to 70%.
What Comes Next: Joint 3.0
As we complete the strategies for our Joint 2.0 plan this year, we are spending more time on Joint 3.0, which will start in earnest in 2027. This next phase is about generating growth through new geographic markets, business-to-business channels, and potentially international expansion.
1 Free cash flow (non-GAAP) is defined by GAAP net cash provided by operating activities less purchases of property and equipment.
2 Free cash flow conversion (non-GAAP) is defined as free cash flow divided by Adjusted EBITDA.

The backdrop for this shift is favorable, as people are increasingly focused on longevity, mobility, sleep, and non‑invasive care, which closely aligns with chiropractic care. We see opportunities to deepen our focus on integrated treatments, nutrition, and orthotics and are looking to use data from wearables to improve care and measure outcomes more precisely.
Our Path Forward
The work we did in 2025 and to date in 2026 has positioned us with momentum for the remainder of the year. We are nearing the finish line with our refranchising efforts, continuing to tighten costs, and investing in marketing and pricing strategies that are anticipated to drive comp sales improvement. By the end of 2026, we expect to have a streamlined, more profitable business that generates robust cash flow. Beyond that, Joint 3.0 gives us room to grow into new markets, new channels, and new services.
This proxy statement and accompanying materials are first being made available to stockholders on or about April 7, 2026. The proxy materials include instructions on how to vote online, by phone, and by mail. Your vote is important regardless of the number of shares you own. Whether or not you plan to virtually attend the 2026 Annual Meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible. We hope that you will be able to join us on May 20th. Thank you for your ownership and support of The Joint Corp. We look forward to keeping you updated on our progress throughout 2026.
Sanjiv Razdan
President and Chief Executive Officer

2025 Financial Highlights
For 2025, we increased system-wide sales, delivered steady annual comp sales and generated $1.8 million of cash from operations. These achievements reflect the resilience of our business model and validate future opportunities and growth.
•Opened 29 new clinics, closed 36, bringing the total to 960
•Increased system-wide sales to $532.4 million, up 0.4% compared to 2024
•Number of unique patients treated totaled 1.7 million, down from 1.9 million in 2024
•Sold 31 franchise licenses, compared to 57 in 2024
•Expanded franchise clinic portfolio by 43, net of closures, bringing the total to 885
•Delivered cash flow from operations of $1.8 million

960 locations IN 43 STATES
14.4 million PATIENT ADJUSTMENTS IN 2025
$532.4 million SYSTEM-WIDE SALES
0.4% increase ANNUAL SYSTEM-WIDE SALES INCREASE
0.4% decrease ANNUAL COMP SALES FOR CLINICS >13 MONTHS
31 FRANCHISE LICENSES SOLD IN 2025
85% OF REVENUE FROM RECURRING MEMBERSHIPS
     The Joint Corp. 15-yr. CAGR 38%1 vs. Industry 5-yr. CAGR 2%2

1.For the period ended December 31, 2025
2.October 2025 IBISWorld Chiropractics in the U.S. Market Research Report

16767 N. Perimeter Drive, Suite 110 Scottsdale, AZ 85260

To Our Stockholders

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS Date: Wednesday, May 20, 2026 Time: 8:00 a.m. Pacific Time Place: Virtually at www.virtualshareholdermeeting.com/JYNT2026
Our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) will be held on Wednesday, May 20, 2026 at 8:00 a.m. Pacific Time.
At the 2026 Annual Meeting, you will be asked to consider and vote on the following items:

	1	election to the Board of Directors of the seven nominees for director named in this proxy statement;
	2	approval, on an advisory basis, of the compensation of our named executive officers;
	3	approval, on an advisory basis, on the frequency of an advisory vote on the compensation of our named executive officers;
	4	ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026; and
	5	any other matter that properly comes before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.
Only stockholders of record at the close of business on the record date of March 23, 2026 are entitled to vote at the 2026 Annual Meeting. To be admitted to the 2026 Annual Meeting at www.virtualshareholdermeeting.com/JYNT2026, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form, or in the email sending you the proxy statement.
If you have previously given your proxy and later decide to attend the 2026 Annual Meeting, or if for any other reason you want to revoke your proxy, you may do so at any time before your proxy is voted. If you hold your shares through a broker, bank, or other nominee, please see the instructions in the General Information section on how to vote your shares, either by written instruction or at the 2026 Annual Meeting. Please carefully read the enclosed information and our annual report, which includes our Annual Report on Form 10-K for the year ended December 31, 2025, before voting your proxy. The proxy statement and our annual report are available for your review at https://www.proxyvote.com.
The proxy statement and accompanying materials are first being made available to stockholders on or about April 7, 2026.
By Order of the Board of Directors,
Scott Bowman
Chief Financial Officer
Scottsdale, Arizona
April 7, 2026

YOUR VOTE IS IMPORTANT

Whether or not you plan on attending the 2026 Annual Meeting, we ask that you vote by proxy by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, as provided in the enclosed proxy card as promptly as possible.

Proxy Summary Information
This summary highlights information contained elsewhere in this proxy statement. It does not contain all information that you should consider, and you should read the entire proxy statement carefully before voting.
2026 Annual Meeting of Stockholders

Time and Date Wednesday, May 20, 2026, at 8:00 a.m.. Pacific Time	Place Virtually at www.virtualshareholdermeeting.com/JYNT2026	Record Date March 23, 2026	Voting Stockholders as of the record date are entitled to vote.

Items of Business and Voting Recommendations

Agenda Item	Board Recommendation	Page

Election to the Board of Directors of the seven nominees for director named in this proxy statement	FOR EACH NOMINEE	6

Approval, on an advisory basis, of the compensation of our named executive officers	FOR	39

Approval, on an advisory basis, of the frequency of an advisory vote on the compensation of our named executive officers	1 YEAR	41

Ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026	FOR	42

Board Nominees
The following table provides summary information about the nominees for director. Each director is elected by a majority of votes cast.

Nominee	Age	Director Since	Principal Occupation	Committees

Matthew E. Rubel	68	2017	Current Chair, MidOcean Partners Private Equity Consumer Group; current Chair, Holley Inc.; former Executive Chair, KidKraft, Inc.; former director, Hudson’s Bay Company, HSNi and Treehouse Foods; former director, President and CEO, Varsity Brands, Inc.; former Chair, President and CEO, Collective Brands, Inc. and Cole Haan, Inc.; former Senior Advisor, Roark Capital Group & TPG Capital, L.P.	•Nominating and Governance (Chair)

THE JOINT	1	2026 Proxy Statement

Nominee	Age	Director Since	Principal Occupation	Committees

Ronald V. DaVella	68	2014	Current Partner and Financial Advisor, Industrial Succession Corp; current Director and former Chairman, Delta Dental of Arizona; former Director and Financial Advisor, Universal Health Group; former Audit Partner, Deloitte & Touche L.L.P.; former Vice President of Finance and Director, The Alkaline Water Company; former Director, Mobile Holding Properties, LLC; former director and CFO, NanoFlex Power Corp.; former CFO, Amazing Lash Studio Franchise LLC	•Audit (Chair) •Nominating and Governance

Jefferson Gramm	50	2024	Current Co-Founder, Partner and Portfolio Manager, Bandera Partners LLC; current Chairman of the Board of Directors, Tandy Leather Factory, Inc.; former Director, Innovative Food Holdings, Inc.; former Director, Rubicon Technology Inc.; former Director, Ambassadors Group Inc.; former Director, Morgan’s Foods Inc.; former Director, Peerless Systems Corporation	•Compensation

Christopher M. Grandpre	59	2025	Current Chairman, Always Best Care; current Director and former Chairman, Empower Brands; current Operating Partner, Executive Board - MidOcean Partners; current Operating Partner, Chairman 1st Partner, Frontenac; former Founder, Chairman, and CEO, Outdoor Living Brands, Inc.; former CEO and Director, National Restorations (now Renovar); former Chairman and CEO, U.S. Structures; former Director, National Guaranty Corporation; former Managing Director, Matrix Capital Markets Group	•Audit

Sandra R.A. Karrmann	60	2025	Current Director, Camp John Marc; current Director, Education is Freedom; current Co-Chair, 2026 American Heart Association Dallas Go Red for Women Luncheon; former SVP, Chief Human Resources Officer, Kimberly-Clark Corporation; former EVP, Chief Human Resources Officer, Tenet Healthcare; former SVP, Chief Human Resources & Support Services Officer, United Surgical Partners International; former Chief People Officer, Yum Restaurants International; former Chief People Officer, Pizza Hut U.S.; former EVP, Chief Human Resources Officer, Meritage Homes Corporation; former VP, Sales Human Resources, Frito-Lay North America	•Compensation (Chair)

Milind Pant	56	N/A	Current Founder and CEO, Karyon Leadership Advisory; current Director, The Western Union Company; former CEO, Amway Corporation; former President, Pizza Hut International; former President and COO, Yum! China; former Managing Director, Yum! Thailand; former CMO, Yum! India; former Senior Executive, Unilever PLC

Sanjiv Razdan	56	2024	Current President, Chief Executive Officer and Director, The Joint Corp.; former Director, Bluestone Lane

THE JOINT	2	2026 Proxy Statement

Proxy Statement
2026 Annual Meeting of Stockholders To Be Held on May 20, 2026
Explanatory Note
We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), and we have elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this proxy statement. As a smaller reporting company, we provide in this proxy statement the scaled disclosure permitted under Regulation S-K. We may choose to take advantage of some but not all of these reduced disclosure requirements until we are no longer a smaller reporting company. We will remain a smaller reporting company as long as (a) our public float is below $250 million as of the last business day of the second fiscal quarter of the most recently completed fiscal year or (b) our annual revenues for which audited financial statements are available are below $100 million for the most recently completed fiscal year and our public float is below $700 million as of the last business day of the second fiscal quarter of the most recently completed fiscal year.
In accordance with the rules of the Securities and Exchange Commission (the “SEC”) that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our annual report to most of our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our annual report, and a form of proxy card. We believe that this process will allow us to provide our stockholders the information that they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 20, 2026. These proxy materials, which include the notice of annual meeting of stockholders, this proxy statement, and our Annual Report on Form 10-K for the year ended December 31, 2025, are available at www.ProxyVote.com.
In this proxy statement, “we,” “us,” “our” and “our company” all refer to The Joint Corp.
Security Ownership of Certain Beneficial Owners And Management
The following table sets forth information regarding beneficial ownership of our common stock outstanding as of March 23, 2026, by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.

THE JOINT	3	2026 Proxy Statement

The percentage ownership information shown in the table is based upon 14,322,761 shares of common stock outstanding as of March 23, 2026. Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder's percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options that are vested or that will vest within 60 days of March 23, 2026. Options held by other stockholders, however, are disregarded in the calculation of beneficial ownership. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.
Unless otherwise indicated, the persons or entities identified in this table have sole beneficial ownership with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o The Joint Corp., 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260.

Executive Officers and Directors	Number of Shares Beneficially Owned	Percentage of Shares

Scott Bowman	48,285	*
Matthew E. Rubel	17,463	*
Ronald V. DaVella	17,529	*
Suzanne M. Decker	36,093	*
Jefferson Gramm(1)	3,937,296	27.5%
Christopher M. Grandpre	39,383	*
Abraham Hong	26,143	*
Sandra R.A. Karrmann	4,849	*
Sanjiv Razdan(2)	172,030	1.2%
Jake Singleton	122,003	*
Executive officers and directors as a group (9 persons)(2)	4,299,071	30.2%
Beneficial holders of 5% or more of our outstanding common stock

Bandera Partners LLC(1)	3,937,296	27.5%
Charles E. Jobson(3)	1,645,294	11.5%
The Vanguard Group Inc.(4)	904,638	6.3%
BlackRock Fund, Inc.(5)	886,925	6.2%
Skylands Capital, LLC.(6)	890,045	6.2%
* Less than 1% of our shares
1.Based on Schedule 13D/A filed by Bandera Partners LLC, Gregory Bylinsky, and Jefferson Gramm with the SEC on March 16, 2026. The Schedule 13D/A was filed with respect to 3,937,296 shares directly held by Bandera Partners LLC. Mr. Bylinsky and Mr. Gramm are Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners LLC and may be deemed to have shared power to vote

THE JOINT	4	2026 Proxy Statement

or dispose of the 3,937,296 shares. The address reported in the Schedule 13D/A is 138 Atlantic Avenue, Brooklyn, New York 11201. Refer to the section below “Corporate Governance - Related Party Transactions” for more information regarding our relationship with Bandera Partners LLC.
2.Includes 9,514 shares underlying vested stock options.
3.Based on Schedule 13G/A filed by Charles E. Jobson with the SEC on November 13, 2025. This beneficial holder has (a) the sole power to vote or to direct the vote of 1,549,105 shares, (b) shared power to vote or to direct the vote of zero shares, (c) sole power to dispose or to direct the disposition of 1,549,105 shares, and (d) shared power to dispose or to direct the disposition of zero shares. The address reported in the Schedule 13G/A is 39 Livingston Road, Wellesley, MA 02482. A subsequent Form 4 filing filed with the SEC on February 17, 2026 indicated 1,645,294 of total securities beneficially owned.
4.Based on Schedule 13F-HR filed by The Vanguard Group Inc. with the SEC on January 29, 2026. The address reported in the Schedule 13F-HR is 100 Vanguard Blvd. Malvern, PA 19355.
5.Based on Schedule 13F-HR filed by BlackRock, Inc. with the SEC on February 12, 2026. The address reported in the Schedule 13F-HR is 50 Hudson Yards, New York, NY 10001.
6.Based on Schedule 13G filed by Skylands Capital, LLC. with the SEC on January 8, 2026. This beneficial holder has (a) the sole power to vote or to direct the vote of 890,045 shares, (b) shared power to vote or to direct the vote of zero shares, (c) sole power to dispose or to direct the disposition of 890,045 shares, and (d) shared power to dispose or to direct the disposition of zero shares. The address reported in the Schedule 13G is 1200 North Mayfair Rd, Suite 250, Milwaukee, WI 53226.

THE JOINT	5	2026 Proxy Statement

Proposal 1
Election of Directors
Our Board of Directors is currently set at seven directors. With the exception of Sanjiv Razdan, our President and Chief Executive Officer, all of our directors are outside directors (i.e., directors who are neither officers nor employees of our company).
Our common stock is listed on the Nasdaq Capital Market, and accordingly, we have used the definition of “independence” of the Nasdaq Stock Market to determine whether our directors are deemed to be independent and the enhanced definition of “independence” under Nasdaq and SEC rules to determine whether members of certain committees are deemed to be independent. Based on those definitions, we have determined that, with the exception of Sanjiv Razdan, our President and Chief Executive Officer, all of our directors are independent under the applicable rules. The relationships and transactions reviewed and considered are more fully described in “Corporate Governance — Director Independence” below.
Each director elected at the 2026 Annual Meeting will hold office until our annual meeting of stockholders in 2027 (the “2027 Annual Meeting”) or until his or her successor is elected and qualified.
The election of directors is uncontested.
Voting in Uncontested Director Election
Under our bylaws, each director shall be elected by the vote of a majority of the votes cast in an uncontested election (an election in which the number of nominees for election is the same as the number of directors to be elected). In other words, the nominee must receive more “for” votes than “against” votes, with abstentions and broker non-votes not having any effect on the voting.
If a nominee for election as a director is an incumbent director and the nominee is not reelected, Delaware law provides that the director continues to serve as a “holdover” director until his or her successor is elected and qualified or until he or she resigns. Under our bylaws, if an incumbent director is not reelected, the director shall tender his or her resignation to the Board of Directors. The Nominating and Governance Committee shall make a recommendation to the Board of Directors whether to accept or reject the director’s resignation or whether other action should be taken. The Board of Directors shall act on the Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results. The director who tendered his or her resignation shall not participate in the Committee’s deliberations (if he or she is a member of the Committee) or in the Board of Directors’ decision.

VOTE

The Board of Directors recommends that stockholders vote “FOR” each of the seven nominees to the Board of Directors.

THE JOINT	6	2026 Proxy Statement

Nominees for Director
The following table provides information about the nominees for election as directors.

Nominee	Position with our Company	Age

Matthew E. Rubel	Lead Director	68
Ronald V. DaVella	Director	68
Jefferson Gramm	Director	50
Christopher M. Grandpre	Director	59
Sandra R.A. Karrmann	Director	60
Milind Pant	None	56
Sanjiv Razdan	President, Chief Executive Officer and Director	56

THE JOINT	7	2026 Proxy Statement

Matthew E. Rubel
Age: 68
Director Since: 2017
Independent Director
Current Chair, MidOcean Partners Private Equity Consumer Group
Current Chair, Holley Inc.
Former Executive Chair, KidKraft, Inc.
Former Director, TreeHouse Foods, Inc.
Former Director, Hudson’s Bay Company and HSNi
Former Director, President and CEO, Varsity Brands, Inc.
Former Chair, President and CEO, Collective Brands, Inc.
Former Chair, President and CEO, Cole Haan, Inc.
Former Senior Advisor, Roark Capital Group & TPG Capital, L.P.

Matthew E. Rubel has served as a director since June 2017. Mr. Rubel currently serves as the Chair of the executive board for MidOcean Partners Private Equity Consumer Group and Holley Inc. Previously, he served as Executive Chair of KidKraft, Inc., director of TreeHouse Foods, Inc. and as director, President, and CEO of Varsity Brands, Inc. From 2015 to 2017, he served as a Senior Advisor at Roark Capital Group. From 2011 to March 2015, he served as Senior Advisor to both TPG Capital, L.P. and TPG Growth.
Prior to his advisor roles, Mr. Rubel served as President and Chief Executive Officer of Collective Brands, Inc. from 2005, and as its Chair from 2008, until 2011. From February 1999 to July 2005, he served as Chair, President and Chief Executive Officer of Cole Haan. Prior to joining Cole Haan, he served as an Executive Vice President of J. Crew Group and Chief Executive Officer of Popular Club Plan from 1994 to 1999. He has been a director of numerous multi-national retail companies and consumer brands.
In addition, Mr. Rubel has served on the Board of Hudson’s Bay Company and HSN, Inc. (also known as HSNi), the holding company of HSN and Cornerstone Brands, and Supervalu. In 2010, he became a Presidential Appointee to the House Advisory Council on Trade Policy Negotiation.
Mr. Rubel’s qualifications to serve on the Board of Directors include his extensive business and management experience, along with his extensive private and public company board and committee experience.

Education
BS in Journalism, Ohio University; MBA in Marketing and Finance, University of Miami
Skills & Qualifications
Franchising & Industry Expertise, Financial Acumen & Expertise, Senior Management Leadership, CEO Leadership, Operations Management Expertise, Public Company Board Service, Corporate Finance & M&A Expertise, Marketing & Branding Expertise, IT and/or Risk Management Expertise
The Joint Corp. Committees
Nominating & Governance
Other Public Company Boards
Current, Holley Inc., Previous, TreeHouse Foods, Inc., Collective Brands, Inc., Hudson’s Bay Company, HSNi, Supervalu

THE JOINT	8	2026 Proxy Statement

Ronald V. DaVella
Age: 68
Director Since: 2014
Independent Director
Current Director and Former Chairman, Delta Dental of Arizona
Current Partner and Financial Advisor, Industrial Succession Corp
Former Director and Financial Advisor, Universal Health Group
Former Vice President of Finance and Director, The Alkaline Water Company
Former Director, Mobile Holding Properties, LLC
Former Director and Chief Financial Officer, NanoFlex Power Corp.
Former Chief Financial Officer, Amazing Lash Studio Franchise LLC
Former Audit Partner, Deloitte & Touche LLP
Ronald V. DaVella has served as a director since our initial public offering in 2014. In March 2023, Mr. DaVella joined the board of The Alkaline Water Company, a consumer public company producing and selling alkaline water under the brand name Alkaline 88, where he previously served as Vice President of Finance from April 2019 to January 2020. His board service ended in February 2024. He also serves as a member of the board of directors at Delta Dental of AZ, a dental insurance company. He is also a partner of and financial advisor to Industrial Succession Corp, a holding company which currently owns Manufacturing Succession Holdings, a manufacturer of sheet metal products in California.
From May 2017 to March 2019, Mr. DaVella served as director and Chief Financial Officer for NanoFlex Power Corporation, a public company that was commercializing two disruptive solar technologies. He also formerly served as the Chief Financial Officer for Amazing Lash Studio Franchise LLC, a franchisor of eyelash extension service studios with over 200 operating locations in the US, from March 2016 to May 2017. From August 2015 to February 2019, he was also a franchise owner with Amazing Lash Studio Franchise LLC. He was an audit partner with Deloitte & Touche LLP from June 1989 to July 2014.
Mr. DaVella is a certified public accountant-retired in the state of Arizona. While at Deloitte & Touche LLP, he assisted his clients with mergers and acquisitions, operational and financial controls, internal and external reporting, financings and public offerings and filings with the SEC.
Mr. DaVella’s qualifications to serve on the Board of Directors include his accounting and financial expertise as a certified public accountant-retired, service in leadership and financial advisory positions for a number of companies and experience in franchise operations.

Education
BS in Accounting, Queens College; MBA in Finance, Pace University
Skills & Qualifications
Franchising & Industry Expertise, Public Company Board Service, Financial Acumen & Expertise, Senior Management Leadership, Corporate Finance & M&A Expertise, Real Estate Expertise, Operations Management Expertise, IT and/or Risk Management Expertise
The Joint Corp. Committees
Audit, Nominating & Governance
Other Public Company Boards
Previous, The Alkaline Water Company Inc., and NanoFlex Power Corp.

THE JOINT	9	2026 Proxy Statement

Jefferson Gramm
Age: 50
Director Since: 2024
Independent Director
Current Co-Founder, Partner and Portfolio Manager, Bandera Partners LLC
Current Chairman of the Board, Tandy Leather Factory, Inc.
Former Director, Innovative Food Holdings, Inc.
Former Director, Rubicon Technology Inc.
Former Director, Ambassadors Group Inc.
Former Director, Morgan’s Foods Inc.
Former Director, Peerless Systems Corporation
Jefferson Gramm has served as a director since January 2024. Mr. Gramm is a co-founder, partner and portfolio manager at Bandera Partners LLC, a New York-based investment fund founded in 2006. Prior to founding Bandera, he served as Managing Director of Arklow Capital, LLC, a hedge fund focused on distressed and value investments, from October 2004 to July 2006. He has extensive board experience and currently serves as the Chairman of the Board of Tandy Leather Factory, Inc. He previously served on the Board of Directors of Innovative Food Holdings, Inc., Rubicon Technology, Inc., Ambassadors Group Inc., Morgan’s Foods Inc., and Peerless Systems Corp.
Mr. Gramm’s qualifications to serve on the Board of Directors include his extensive board experience and his unique and valuable perspective with respect to corporate governance, our stockholder base and stockholder issues in general.

Education
BA in Philosophy, University of Chicago; MBA, Columbia University
Skills & Qualifications
Franchising & Industry Expertise, Public Company Board Service, Financial Acumen & Expertise
The Joint Corp. Committees
Compensation
Other Public Company Boards
Current, Tandy Leather Factory, Inc., Previous, Innovative Food Holdings, Inc., Rubicon Technology, Inc.

THE JOINT	10	2026 Proxy Statement

Christopher M. Grandpre
Age: 59
Director Since: 2025
Independent Director
Current Chairman, Always Best Care
Current Director and Former Chairman, Empower Brands
Current Operating Partner, Chairman 1st Partner, Frontenac
Current Operating Partner, Executive Board, MidOcean Partners
Former Founder, Chairman and CEO, Outdoor Living Brands, Inc.
Former CEO and Director, National Restorations (now Renovar)
Former Chairman and CEO, U.S. Structures
Former Director, National Guaranty Corporation
Former Managing Director, Matrix Capital Markets Group
Christopher M. Grandpre has served as a director since May 2025. Mr. Grandpre has over thirty years of experience both as an M&A investment banker and as the founder and CEO of a multi-branded franchise company. Concurrent with the acquisition of Outdoor Living Brands by MidOcean Partners and its combination with LYNX Franchising in late 2021, he stepped out of the CEO role to turn the reins over to the leadership team he had built since founding the company in 2008. The company has been rebranded to Empower Brands and is the franchisor of 10 residential and commercial service franchise systems with sales in excess of $1.5 billion.
Mr. Grandpre joined the Empower Brands Board in 2021 and served as Chairman from 2022 to 2025, and he joined the Always Best Care Board of Directors in 2025 as Chairman. In these board roles, he assists the senior leadership team with strategy and evaluation of additional franchise businesses to acquire or incubate. As an Operating Partner with both MidOcean and Frontenac, he assists in prosecuting an investment thesis targeting franchised consumer businesses. Prior to joining MidOcean, he set the strategic direction for Outdoor Living Brands. After leading the turnaround of the Archadeck franchise in 2006 to 2007, he purchased the business from the founder and formed Outdoor Living Brands. The company was grown through acquisitions and incubation and operated five consumer service franchises.
Prior to launching Outdoor Living Brands, Mr. Grandpre provided sell-side M&A advisory services to owners of privately held businesses after starting his career in management consulting with the company now known as Accenture.
Mr. Grandpre’s qualifications to serve on the Board of Directors include his expertise and executive-level experience founding and operating a multi-brand franchise platform.

Education
BSBA in Finance, University of Notre Dame; MBA, Virginia Commonwealth University
Skills & Qualifications
Franchise & Industry Expertise, Financial Acumen & Expertise, Corporate Finance & M&A Expertise, Senior Management Leadership, Marketing & Branding Expertise, CEO Leadership, Operations Management Expertise
The Joint Corp. Committees
Audit
Other Public Company Boards
None

THE JOINT	11	2026 Proxy Statement

Sandra R.A. Karrmann
Age: 60
Director Since: 2025
Independent Director
Former SVP, Chief Human Resources Officer, Kimberly-Clark Corporation
Former EVP, Chief Human Resources Officer, Tenet Healthcare
Former SVP, Chief Human Resources & Support Services Officer, United Surgical Partners International
Former Chief People Officer, Yum Restaurants International
Former Chief People Officer, Pizza Hut U.S.
Former EVP, Chief Human Resources Officer, Meritage Homes Corporation
Former VP, Sales Human Resources, Frito-Lay North America
Sandra R.A. Karrmann has served as a director since June 2025. Ms. Karrmann served as Senior Vice President and Chief Human Resources Officer for Kimberly-Clark Corporation from 2020 to 2025. Previously, she served as Executive Vice President and Chief Human Resources Officer for Tenet Healthcare Corporation from 2017 to 2020 and as Senior Vice President, Chief Human Resources and Support Services Officer for United Surgical Partners International (USPI) from 2013 to 2017. Prior to USPI, she served as Chief People Officer for Yum! Restaurants International from 2009 to 2012 and Pizza Hut U.S. from 2007 to 2009. From 2005 to 2007, she served as Executive Vice President and Chief Human Resources Officer at Meritage Homes Corporation. Prior to joining Meritage, she served in various leadership roles at PepsiCo, Inc. from 1993 to 2005, including her final role as Vice President of Sales Human Resources for Frito-Lay North America.
Ms. Karrmann currently serves on the boards of Camp John Marc as HR Committee Chair and Executive Board Member and Education is Freedom as an Executive Committee Member. She is also co-chair of the 2026 American Heart Association Dallas Go Red for Women Luncheon. She previously served on the Board of Prince of Peace Christian School, including twice as Board Chair and as an advisor to Fountain.
Ms. Karrmann’s qualifications to serve on the Board of Directors include her executive-level experience and expertise in human resources, including expertise in talent management and recruitment and human capital strategy.

Education
BA in Psychology and Communications, University of Michigan; MBA, University of Southern California
Skills & Qualifications
Franchising & Industry Expertise, Senior Management Leadership, Operations Management Expertise
The Joint Corp. Committees
Compensation
Other Public Company Boards
None

THE JOINT	12	2026 Proxy Statement

Milind Pant
Age: 56
Board of Directors Nominee
Current Founder and CEO, Karyon Leadership Advisory
Current Director, The Western Union Company
Former CEO, Amway Corporation
Former President, Pizza Hut International
Former President and COO, Yum! China
Former Managing Director, Yum! Thailand
Former CMO, Yum! India
Former Senior Executive, Unilever PLC

Milind Pant currently serves as Founder and Chief Executive Officer of Karyon Leadership Advisory, where he advises senior executives and boards on leadership, transformation, and growth strategy, as a director of The Western Union Company and as an Executive Fellow at the Kellogg School of Management and Wall Street Journal Leadership Institute. Mr. Pant previously served as Chief Executive Officer of Amway Corporation, a privately held global consumer products company with approximately $7.5 billion in annual revenue, from 2019 to 2024. As Chief Executive Officer, he served on and reported directly to Amway’s Board of Directors and led the company’s executive leadership team responsible for global strategy, talent, culture, and enterprise‑wide capabilities.
Prior to joining Amway, Mr. Pant served in several senior leadership roles at Yum! Brands, Inc. from 2008 to 2018. Most recently, he served as President of Pizza Hut International from 2015 to 2018, where he led the global transformation of the brand from a traditional dine‑in model to a fast‑casual, delivery‑focused business. From 2013 to 2015, he served as President and Chief Operating Officer of Yum! China. He also previously served as Managing Director of Yum! Thailand and as Chief Marketing Officer of Yum! India.
Prior to joining Yum! Brands, Mr. Pant spent approximately 15 years at Unilever PLC where he held a variety of senior leadership roles across marketing, sales, supply chain, and general management. His roles included Vice President, Savory Foods for Africa, the Middle East, and Turkey, and General Manager for East India.

Mr. Pant’s qualifications to serve on the Board of Directors include his extensive global executive and management experience, leadership of large and complex consumer-focused organizations, deep franchising and brand-building expertise, and experience driving digital transformation and business turnarounds across international markets.

Education
MBA International Business, Indian Institute of Foreign Trade; Master of Management Studies, Birla Institute of Technology and Science, Pilani, India
Skills & Qualifications
Franchising & Industry Expertise, Public Company Board Service, CEO Leadership, Senior Management Leadership, Operations Management Experience, Marketing or Branding Expertise
The Joint Corp. Committees
None
Other Public Company Boards
Current, The Western Union Company

THE JOINT	13	2026 Proxy Statement

Sanjiv Razdan
Age: 56
Director Since: 2024
Non-Independent Director
President and Chief Executive Officer, The Joint Corp.
Former Director, Bluestone Lane

Sanjiv Razdan has served as our President and Chief Executive Officer since October 2024.
Mr. Razdan most recently served as the President, Americas & India for International Coffee & Tea, LLC d/b/a The Coffee Bean & Tea Leaf, a global specialty coffee and tea house operating approximately 1,200 cafes throughout 30 countries, a position that he has held from March 2021 until May 2024. From April 2018 through June 2020, he served as Chief Operating Officer of Sweetgreen, Inc., a California-based food service company operating over 230 locations across multiple states. From November 2014 through September 2017, he served as Senior Vice President and Chief Operations Officer of Applebee’s Neighborhood Grill & Bar, a division of Dine Brands Global, Inc. Applebee’s is the world’s largest casual dining restaurant chain, with $4.5 billion in system sales at the time of his employment. From June 1995 through October 2014, he held various positions at Yum! Brands, Inc., including, most recently, as the Country General Manager for India from October 2011 through October 2014.
Mr. Razdan’s qualifications to serve on the Board of Directors include his position as our President and Chief Executive Officer, with extensive leadership-level experience at large franchisors, strong consumer service brands and his business transformation growth expertise throughout his career.

Education
BS in Physics and Computer Science, St. Xavier’s College; Post-graduate program in Hotel Administration, ITC Hotels; QSR Management Certificate, Cornell University
Skills & Qualifications
Franchising & Industry Expertise, Financial Acumen & Expertise, Senior Management Leadership, Marketing or Branding Expertise, CEO Leadership, Real Estate Expertise, Operations Management Expertise, IT and/or Risk Management Expertise
The Joint Corp. Committees
None
Other Public Company Boards
None

THE JOINT	14	2026 Proxy Statement

Director Skills and Qualifications
We believe that our seven director nominees possess the experience, qualifications and skills that warrant their election as directors. Our directors have in common, among other qualities, a breadth of business experience, seasoned judgment and an insistence on looking beyond the next quarter or the next year in directing and supporting our management. From their service in management, on the boards of other public and private companies, and in counseling other companies and their directors, our directors also bring to us the insights that they gain from the operating policies, governance structures and growth dynamics of these other companies.
The Board of Directors regularly reviews the skills, experience and background that it believes are desirable to be represented on the Board of Directors. The following chart summarizes the skills and qualifications of our current directors:

Senior Management Leadership Experience serving in a senior leadership role of a major organization ( e.g. CFO, General Counsel, President, or Division Head)
Franchise & Industry Expertise Franchising expertise or experience in health or retail related industries
Public Company Board Service Experience as a board member of another publicly traded company
Operations Management Expertise Experience or expertise in managing the operations of a business or major organization
Financial Acumen & Expertise Experience or expertise in financial accounting and reporting or the financial management of a major organization
IT and/or Risk Management Expertise Experience in or knowledge of information technology or risk oversight, or the development of IT and risk management policy and procedures
Corporate Finance and M&A Expertise Experience in corporate lending or borrowing, capital markets transactions, significant mergers or acquisitions, private equity, or investment banking
Marketing or Branding Expertise Experience in or knowledge of brand development, consumer insight, or market research
CEO Leadership Experience serving as the Chief Executive Officer of a major organization
Real Estate Expertise Experience in or knowledge of retail or commercial real estate

THE JOINT	15	2026 Proxy Statement

Corporate Governance
Director Independence
The Board of Directors has determined that each of our non-employee directors, Matthew E. Rubel, Ronald V. DaVella, Suzanne M. Decker, Jefferson Gramm, Christopher M. Grandpre, Abraham Hong, Sandra R.A. Karrmann, are independent in accordance with the listing standards of The Nasdaq Stock Market LLC and SEC rules. Our former director, Glenn J. Krevlin, who served during a portion of the fiscal year 2025, was also determined to be independent in accordance with the listing standards of The Nasdaq Stock Market LLC and SEC rules. The Board of Directors has further determined that all members of the Audit Committee, Nominating and Governance Committee, and Compensation Committee are independent in accordance with the listing standards of The Nasdaq Stock Market LLC and SEC rules applicable to such committees. Sanjiv Razdan, a director, is not independent due to his employment as our President and Chief Executive Officer.
Leadership Structure of the Board of Directors
Chair of the Board of Directors
We presently do not have a director serving in the office of Chair of the Board of Directors. While our bylaws and corporate governance guidelines do not require the positions of Chair and Chief Executive Officer to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us and demonstrates our commitment to good corporate governance. In the event we do elect a Chair, we intend to adhere to the principle that the position of Chair of the Board of Directors should be separate from the position of Chief Executive Officer.
Lead Director
In August 2017, our Board of Directors appointed Matthew E. Rubel as our Lead Director. The Lead Director is responsible for coordinating the scheduling and agenda of meetings of the Board of Directors and the preparation and distribution of agenda materials. The Lead Director presides at meetings of the Board of Directors and oversees the scope, quality and timeliness of the flow of information from our management to the Board of Directors and serves as an independent point of contact for stockholders wishing to communicate with the Board of Directors.
Committees of the Board of Directors
Our Board of Directors has a standing Compensation Committee, Audit Committee, and Nominating and Governance Committee. All of the members of each committee are outside directors who are independent under the applicable listing standards of The Nasdaq Stock Market LLC and SEC rules.
Compensation Committee
The Compensation Committee is responsible for, among other things, determining the cash compensation and equity compensation of our executive officers, subject to the review of our full Board of Directors and approval by the Board of Directors in the case of cash compensation only. On an annual basis, the Compensation Committee reviews the respective salaries of our executive officers in light of the goals and objectives relevant to each officer, including, as the Compensation Committee deems appropriate, consideration of (i) the individual officer’s position, scope of responsibilities and level of experience, (ii) the rate of inflation, (iii) the range of salary increases for our employees generally, and (iv) the salaries paid to comparable officers in comparable companies. On an annual basis, the Compensation Committee also determines appropriate

THE JOINT	16	2026 Proxy Statement

cash bonuses, if any, for our executive officers (based upon an applicable percentage of base salary as determined by the Compensation Committee) after consideration of specific individual and company performance goals and criteria. Furthermore, the Compensation Committee grants stock awards under the stock plan to our executive officers and other employees and determines the terms, conditions, restrictions and limitations of the awards granted. In this regard, the number of shares of stock for which awards are granted are based on, as the Compensation Committee deems appropriate, each individual’s position and our financial performance and the Compensation Committee’s assessment of the individual’s performance, initiative, contribution to our success and total compensation package. The Board of Directors, upon the Compensation Committee’s recommendation, has delegated authority to our Chief Executive Officer to grant restricted stock awards in connection with new hires and promotions of current employees who are not Section 16 officers under specific guidelines set by the Compensation Committee. This delegation of authority does not extend to awards granted under our annual incentive stock program or any awards falling outside the stated guidelines. The Compensation Committee has the sole authority, at our expense, to select, retain, compensate and oversee any compensation consultant to be used to assist in its evaluation of the compensation of our directors and executive officers. The Compensation Committee also has the authority to obtain legal counsel, accountants, and other advisers of its choice to further assist the Compensation Committee in connection with its functions and to set the compensation and oversee the work of such advisers. In addition, the Compensation Committee is responsible for administering our Executive Officer Clawback Policy.
In December 2025, the Compensation Committee engaged the consulting firm of Korn Ferry to evaluate the compensation packages for our leadership team, including our executive officers. In its report, Korn Ferry compared pay levels for our executive officers against data from Korn Ferry’s survey database of executive compensation and from proxies of peer group companies. The comparison data consisted of base salary, targets for short-term incentives, targets for total cash compensation, long-term incentives and target total direct compensation. The report then determined for each category the percentile into which our executive officers’ compensation fell relative to the executive officers of comparable companies. The Compensation Committee used this data, along with the Board of Directors’ assessments of the performance of our executive officers, to determine our executive officers’ compensation packages. The Compensation Committee performs this evaluation every two years and expects the next evaluation to take place in 2027.
Audit Committee
The Audit Committee has been established in accordance with Section 3(a)(58)A of the Exchange Act. The Audit Committee oversees our accounting and financial reporting processes and the integrity of our financial statements. The Audit Committee’s responsibilities also include oversight of our internal accounting and financial controls, the qualifications and independence of our independent accountants, and our compliance with legal and regulatory requirements. In addition, the Audit Committee is responsible for reviewing, setting policy regarding and evaluating the effectiveness of our processes for assessing significant risk exposures and the measures that management has taken to minimize such risks. In carrying out these responsibilities, the Audit Committee is charged with, among other things: overseeing our internal audit department, reviewing and approving the internal audit plan, and reviewing and discussing internal audit department reports related to the department’s activities and mission; appointing, replacing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; discussing with our independent registered public accounting firm its independence from management; reviewing with our independent registered public accounting firm the scope and results of its audit; approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; reviewing periodically with our counsel and/or principal regulatory compliance officer any legal and regulatory matters that may have a material adverse effect on our financial statements, operations, compliance policies and programs; reviewing and approving procedures for the confidential anonymous submission of concerns regarding questionable

THE JOINT	17	2026 Proxy Statement

accounting, internal controls or auditing matters; reviewing and approving related person transactions; annually reviewing the Audit Committee charter and the Audit Committee’s performance; and handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.
Nominating and Governance Committee
The Nominating and Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters and the structure, composition and function of the Board of Directors and its committees.
The Nominating and Governance Committee is also responsible for developing and recommending to the Board of Directors criteria for identifying and evaluating candidates for directorships and making recommendations to the full Board of Directors regarding candidates for election or reelection to the Board of Directors at each annual stockholders’ meeting.
The Nominating and Governance Committee endeavors to select nominees that possess certain basic personal and professional qualities that are necessary in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance. With limited exceptions, the Nominating and Governance Committee believes that all persons nominated to serve as director should possess certain minimum qualifications consisting of the following:
•integrity and ethical character and an appreciation of these qualities in others;
•an absence of conflicts of interest;
•the ability to provide fair and equal representation of all stockholders;
•demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor;
•sound judgment, resulting from management or policy-making experience, that demonstrates an ability to function effectively in an oversight role;
•business understanding, with a general appreciation of major issues facing public companies of a size and operational scope similar to ours;
•available time to devote to the business of the Board of Directors and its committees;
•competencies and skills that are complementary to those of the existing members of the Board of Directors, which skills should include experience in one or more of the following areas: franchising, small box retail, company governance, management, financial matters, marketing and branding, real estate, technology, strategy, risk management and legal affairs; and
•professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship that will promote diversity on the Board of Directors.
We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board of Directors’ ability to work as a collective body, while giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, the process of the Nominating and Governance Committee for identifying nominees reflects the practice of renominating incumbent directors who continue to satisfy the Nominating and Governance Committee's criteria for membership on the Board of Directors and whom the Nominating and Governance Committee believes continue to make important contributions to the Board of Directors. Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Nominating and Governance Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue

THE JOINT	18	2026 Proxy Statement

their service on the Board of Directors. The Nominating and Governance Committee will then evaluate their qualifications and performance, and if the Nominating and Governance Committee determines that an incumbent director continues to be qualified and has satisfactorily performed his or her duties during the preceding term, the Nominating and Governance Committee will propose the incumbent director for reelection, absent special circumstances.
The Nominating and Governance Committee will identify and evaluate new candidates for election to the Board of Directors in order to fill vacancies on the Board of Directors when there is no qualified and available incumbent. In evaluating a new candidate, the Nominating and Governance Committee will consider whether the candidate meets the minimum qualifications discussed above. These qualifications include consideration as to whether and how the candidate would contribute to the Board of Directors’ diversity, defined broadly to include gender and ethnicity as well as background and experience. The Nominating and Governance Committee will solicit recommendations for nominees from persons that the Nominating and Governance Committee believes are likely to be familiar with qualified candidates, which may include current members of the Board of Directors and management, and the Nominating and Governance Committee has the authority to retain a professional search firm for assistance, if appropriate. The Nominating and Governance Committee will consider candidates proposed by stockholders and will evaluate any such candidate using the same criteria used to evaluate any other candidate, except that the Nominating and Governance Committee may consider, as one of the factors in its evaluation of stockholder-recommended nominees, the size and duration of the interest of the recommending stockholder in our equity. The Nominating and Governance Committee may also consider the extent to which the recommending stockholder intends to continue holding its interest, including, in the case of nominees recommended for election at an annual meeting, whether it intends to continue holding its interest at least through the time of such annual meeting.
Procedures for Submitting Stockholder-Recommended Nominees. Any stockholder who wants to propose a candidate should submit a written recommendation to the Nominating and Governance Committee indicating the candidate’s qualifications and other relevant biographical information and providing preliminary confirmation that the candidate would be willing to serve as a director. Any such recommendation should be addressed to the Board of Directors, The Joint Corp., 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260.
In addition to recommending director candidates to the Nominating and Governance Committee, stockholders may also, pursuant to procedures established in our bylaws, directly nominate one or more director candidates to stand for election at an annual meeting of stockholders. A stockholder wishing to make such a nomination must deliver written notice of the nomination to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. If, however, the date of the annual meeting is more than 30 days before or after the first anniversary of the previous year’s annual meeting, the stockholder’s notice must be received no later than the later of the close of business on the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting was first made, and no earlier than the 120th day, prior to the annual meeting.
Stockholders may also submit director nominees to the Board of Directors to be included in our annual proxy statement, known as “proxy access.” Stockholders who intend to submit director nominees for inclusion in our proxy materials for the 2027 Annual Meeting must comply with the requirements of proxy access as set forth in our bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to us not less than 120 days nor more than 150 days prior to the anniversary of the date that we first mailed our proxy materials for the annual meeting of the previous year. If, however, the date of the annual meeting is more than 30 days before or after the first anniversary of the previous year’s annual meeting, the stockholder’s notice must be received no later than the later of the close of business on the 120th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting was first made, and no earlier than the 150th day, prior to the annual meeting.

THE JOINT	19	2026 Proxy Statement

Committee Charters
Each of the Audit, Compensation, and Nominating and Governance Committees operates under a written charter adopted by the Board of Directors, which are available on our website, https://ir.thejoint.com/governance-docs.
Committee Members and Meetings
The following table provides information about the membership of the committees of the Board of Directors:

Audit Committee(1)(2)	Position

Ronald V. DaVella	▲
Abraham Hong[3]	●
Christopher M. Grandpre	●
Compensation Committee	Position

Sandra R.A. Karrmann	▲
Suzanne M. Decker[4]	●
Jefferson Gramm	●
Nominating And Governance Committee(2)	Position

Matthew E. Rubel Lead Director	▲
Ronald V. DaVella	●
Abraham Hong[3]	●

Chair	● Member
1.The Board of Directors has determined that all members of the Audit Committee are audit committee financial experts as described in the applicable rules of the SEC and are independent under the applicable listing standards of The Nasdaq Stock Market LLC. and SEC rules.
2.During 2025, Glenn J. Krevlin served as a member of the Audit Committee and as the Chair of the Nominating and Governance Committee until he resigned effective May 21, 2025.
3.Mr. Hong is not continuing as a director following the completion of his current term, which expires at the 2026 Annual Meeting.
4.Ms. Decker is not continuing as a director following the completion of her current term, which expires at the 2026 Annual Meeting.

Our Board of Directors held eight meetings by teleconference or in person during 2025. The Audit Committee held four meetings during 2025, the Compensation Committee held five meetings during 2025, and the Nominating and Governance Committee held four meetings during 2025.

THE JOINT	20	2026 Proxy Statement

All of our directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person was a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served). Members of our Board of Directors are encouraged to attend annual meetings of stockholders; however, we do not maintain a formal policy regarding director attendance at annual meetings. One member of our Board of Directors attended our annual meeting of stockholders in 2025.

THE JOINT	21	2026 Proxy Statement

Director Compensation
The following table sets forth the compensation paid to our non-employee directors for the year ended 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Matthew E. Rubel	69,000	50,000	—	—	—	—	119,000
Ronald V. DaVella	77,000	50,000	—	—	—	—	127,000
Suzanne M. Decker[3]	55,000	50,000	—	—	—	—	105,000
Jefferson Gramm	—	—	—	—	—	—	—
Christopher M. Grandpre	34,975	50,000	—	—	—	—	85,000
Abraham Hong[4]	59,000	50,000	—	—	—	—	109,000
Sandra R.A. Karrmann	35,000	50,000	—	—	—	—	85,000
Glenn J. Krevlin[5]	28,027	—	—	—	—	—	28,027
1.The amounts in this column represent the aggregate grant date fair value of stock awards granted to the director in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in reaching this valuation, see “Restricted Stock” in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026.
2.The aggregate number of unvested stock awards outstanding at December 31, 2025 held by each non-employee director was as follows: Mr. Rubel – 4,995; Mr. DaVella – 4,995; Ms. Decker – 4,995; Mr. Grandpre – 4,995; Mr. Hong – 4,995; and Ms. Karrmann – 4,849.
3.Ms. Decker is not continuing as a director following the completion of her current term, which expires at the 2026 Annual Meeting.
4.Mr. Hong is not continuing as a director following the completion of his current term, which expires at the 2026 Annual Meeting.
5.Mr. Krevlin resigned effective May 21, 2025.
In 2025, with the exception of Jefferson Gramm, each director who was not also one of our employees, upon election or reelection to the Board of Directors, received a fee of $50,000 per year. Each non-employee director, upon his or her election or reelection as a director, also received that number of restricted shares equal to $50,000, divided by the closing price of our stock on the election date. This restricted stock was granted under The Joint Corp. 2024 Incentive Stock Plan (the “2024 Plan”) and will vest on the earlier of (i) one year from the grant date and (ii) the date of the next annual meeting of our stockholders occurring after the date of grant.
In addition to the compensation described above, each committee chair received an annual stipend in the following amounts:
•Audit Committee Chair: $15,000
•Compensation Committee Chair: $10,000
•Nominating and Governance Committee Chair: $5,000

THE JOINT	22	2026 Proxy Statement

With the exception of Jefferson Gramm, each of the non-chair members of the committees listed above received an annual stipend in the amount of $2,000. Our Lead Director received an annual stipend in the amount of $15,000. The Board of Directors formed a special Information Technology Committee to oversee the selection, development and implementation of our IT platform. The members of this committee received an annual stipend in the amount of $5,000. This committee was dissolved as of December 31, 2025. The Board of Directors formed a special Finance Committee to: (i) assume the day-to-day responsibility for reviewing and approving in a timely manner management’s expenditures that exceed management limitations; (ii) approve ordinary course acquisitions and dispositions of clinic locations, development agreements and other assets; and (iii) retain a financial advisor for and on behalf of the Board of Directors to assist with its strategic review. The members of this committee receive an annual stipend in the amount of $15,000 for the committee chair and $5,000 for non-chair members. All fees payable to directors are payable quarterly. This committee was dissolved as of December 31, 2025.
All of our non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or its committees and for other expenses reasonably incurred in their capacity as directors.
Executive Sessions of the Board of Directors
Our Board of Directors excuses Sanjiv Razdan, our President and Chief Executive Officer, as well as any of our other executive officers who may be present by invitation, from a portion of each meeting of the Board of Directors in order to allow the Board of Directors to review Mr. Razdan’s performance as President and Chief Executive Officer and to enable each director to raise any matter of interest or concern without the presence of management.
Board of Directors’ Evaluation
Our directors annually review the performance of the Board of Directors and its committees and the performance of their fellow directors. Typically, this is done through the completion by the directors of confidential evaluation forms, the results of which are provided to the Chair of the Nominating and Governance Committee. At a subsequent meeting of the Board of Directors, the Chair of the Nominating and Governance Committee leads a discussion with the full Board of Directors of any issues and suggestions for improvement identified in these evaluation forms.
Required Resignation on Change of Job Responsibilities
The Board of Directors has adopted a written policy that a director must tender his or her resignation if the director (i) changes his or her employer or otherwise has a significant change in job responsibilities, (ii) accepts or intends to accept a directorship with another company (or with any other organization that would require a significant time commitment) or (iii) in the case of a director who is an employee of our company, retires or otherwise terminates active employment with our company. The Nominating and Governance Committee will then evaluate the circumstances of the director’s new position and recommend to the full Board of Directors whether to accept or reject the director’s resignation in light of whether the director continues to satisfy the Board of Directors’ membership criteria and whether continued service on the Board of Directors is appropriate.
Communications with the Board of Directors
Stockholders who would like to communicate with the Board of Directors may do so by writing to the Board of Directors, The Joint Corp. 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260. Our Investor Relations department will process all communications received. Communications relating to matters within the scope of the Board of Directors’ responsibilities will be forwarded to the Lead Director and, at his direction, to the other directors, and communications relating to ordinary day-to-day business matters that are not within the scope of the Board of Directors’ responsibilities will be forwarded to the appropriate

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officer or executive. Communications addressed to a particular committee of the Board of Directors will be forwarded to the chair of that committee and, at his or her direction, to the other members of the committee.
Policies and Procedures for Related Person Transactions
The Board of Directors has adopted a written policy requiring certain transactions with related persons to be approved by the Audit Committee. A related person includes any director or executive officer, 5% or greater stockholders, or the immediate family members of the foregoing for purposes of this policy. The transactions subject to review include any transaction, arrangement or relationship (or any series of similar transactions, arrangements and relationships) in which (i) we or one of our subsidiaries will be a participant, (ii) the aggregate amount involved exceeds $120,000, and (iii) a related person will have a direct or indirect material interest. In reviewing any such transactions, the Audit Committee will consider all of the relevant facts and circumstances of the proposed transaction, including the benefits to us, the effect of the proposed transaction on the director’s independence (if the related person is a director), the materiality and character of the related person’s interest, the availability and opportunity costs of other sources for comparable products or services, the terms of the proposed transaction, and whether those terms are comparable to the terms available to an unrelated third-party or to employees generally. A related person transaction will be approved or ratified if, after considering all relevant factors, it is determined in good faith that the transaction is not inconsistent with our best interests or the best interests of our stockholders. Under the policy, any director who has an interest in a related person transaction will recuse himself or herself from any formal action with respect to the transaction.
Related Person Transactions
Mr. Jefferson Gramm, the Managing Partner of Bandera Partners LLC, who is a beneficial holder of more than 5% of our outstanding common stock (approximately 28% as of December 31, 2025), was appointed to the Board of Directors effective as of January 2, 2024.
In December 2020, we sold two franchise licenses at $39,900 and $29,900 each (which reflects the $10,000 multi-unit discount for the second license per the Franchise Disclosure Document (“FDD”)) to Marshall Gramm, who is a family member of Mr. Jefferson Gramm. In April 2020 and 2021, we sold two franchise licenses at $39,900 and $29,900, respectively (which reflects the $10,000 multi-unit discount for the second license per the Franchise Disclosure Document), to a franchisee of which Mr. Jefferson Gramm is a 50% co-partner in the business. In the fourth quarter of 2024, Mr. Jefferson Gramm divested his interest in the clinics to which he was a 50% co-partner in the business.
These transactions involved terms no less favorable to us than those that would have been obtained in the absence of such affiliation. Although we have no way of estimating the aggregate amount of franchise fees, royalties, advertising fund fees, IT-related income and computer software fees that these franchisees will pay over the life of the franchise licenses, the franchisees affiliated with Mr. Gramm are subject to such fees under the same terms and conditions as all other franchisees.
In October 2020, Mr. Gramm loaned approximately $370,000 to an unaffiliated franchisee that owns and operates one franchise clinic. The loan is not secured by the assets of the business, and there are no foreclosure rights. As of December 31, 2025, the remaining balance on the unsecured loan was approximately $196,000.
On December 19, 2024, we entered into the Amended Nomination and Standstill Agreement with Bandera Partners LLC and certain of its affiliates (collectively, “Bandera”), which amends and restates in its entirety the Nomination and Standstill Agreement, dated as of November 6, 2023, by and between Bandera and us. Pursuant to the Amended Nomination and Standstill Agreement, we agreed, among other things, to include Mr. Gramm as a nominee for election to the Board of Directors in the proxy statement for the 2025 Annual Meeting and recommend that our stockholders vote in favor of his election. The Amended Nomination and Standstill Agreement also provides for director replacement rights prior to the termination of the Amended

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Nomination and Standstill Agreement, subject to certain conditions as further described in the Amended Nomination and Standstill Agreement. In addition, the Amended Nomination and Standstill Agreement includes certain voting commitments and standstill obligations by Bandera as well as certain restrictions on the transfer of our common stock, par value $0.001 per share, held by Bandera and mutual non-disparagement provisions. The Amended Nomination and Standstill Agreement will remain in place until the earlier of (i) January 2, 2026 and (ii) thirty (30) days prior to the nomination deadline for the 2026 Annual Meeting.
On January 5, 2026, we entered into a letter of agreement (the “Letter Agreement”) with Bandera and Mr. Gramm. Pursuant to the Letter Agreement, we have agreed to include Mr. Gramm in our slate of nominees for the election of directors at the 2026 Annual Meeting and recommend that our stockholders vote in favor of his election at the 2026 Annual Meeting. The Letter Agreement also provides that until the Termination Date (as defined below), Bandera will not purchase or otherwise acquire beneficial ownership of securities of our company in excess of the 3,937,296 shares of common stock beneficially owned by Bandera as of the date hereof; provided, that any securities acquired pursuant to or underlying any award or grant with respect to Mr. Gramm’s service as a director of our company will be excluded from such restriction. The Letter Agreement will remain in place until the earlier of (i) thirty (30) days prior to the deadline for delivery of notice under our Fourth Amended and Restated Bylaws for the nomination of director candidates for election to the Board of Directors at the 2027 Annual Meeting or (ii) January 21, 2027 (such date, the “Termination Date”).
Anti-Hedging Policy
Our directors and executive officers are prohibited from (i) short selling our securities, including short sales “against the box”; (ii) hedging or monetizing transactions that are designed to hedge or offset decreases in the price of our securities; (iii) publicly traded option transactions, including puts and calls, and other derivative securities related to our securities; and (iv) holding our securities in a margin account or otherwise pledging our securities in any manner.
Code of Business Conduct and Ethics
We have adopted a Code of Ethics and Business Conduct that applies to employees, officers and directors, including our executive management team, such as our President and Chief Executive Officer and our Chief Financial Officer. This Code of Ethics and Business Conduct is posted on the “Governance – Governance Documents” section of our Investor Relations website at https://ir.thejoint.com/governance-docs. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of the Code of Ethics and Business Conduct by posting such information on our website.
Insider Trading Policies and Procedures
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other disposition of our securities by our directors, officers, and employees. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and the exchange listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025.

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Risk Oversight
Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Board of Directors is responsible for overseeing management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for our company and our stockholders or that such strategies will motivate management to take excessive risks. As part of its responsibilities, the Board of Directors and its standing committees also regularly review and discuss with management material strategic, operational, cybersecurity, financial, legal, compensation and compliance risks, as well as emerging or evolving risks as they arise. Each of the three committees of the Board of Directors is responsible for overseeing the management of risks that fall within the committee’s areas of responsibility, including identifying, quantifying and assisting management in mitigating risks. In performing this function, each committee has full access to management, as well as the ability to engage advisors.
In particular, our Audit Committee is responsible for oversight of our system of internal controls and risks relating to financial reporting and regulatory and accounting compliance. The Audit Committee focuses on general risk management strategy and ensures that appropriate risk mitigation procedures are implemented by management. The Audit Committee is assisted in this role by our internal audit department. The internal audit department annually prepares a risk-based audit plan, with input from senior management and review and approval by the Audit Committee. The internal audit department periodically reports to the Audit Committee on its performance relative to the audit plan and on significant risk exposures and control issues. The internal audit department also maintains a high-level assessment of risks and controls for our key operations, functions, processes, applications, and systems. The Audit Committee reports any significant risk management issues to the Board of Directors as part of the Board of Directors’ general oversight responsibility.
Stock Ownership Guidelines
We have established stock ownership guidelines for certain of our senior officers (currently, our President and Chief Executive Officer and our Chief Financial Officer) and our directors to more closely align their interests with those of our stockholders. Under these guidelines, they are required to own shares of our stock having a value equal to or greater than the following targets within five years of becoming subject to the targets:

Category	Stock Ownership Target

CEO	3 times annual total cash compensation
Other §16 Officers	2 times annual total cash compensation
Board of Directors	2 times annual cash retainer

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Audit Committee Report
Under the Audit Committee’s charter, the Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, the qualifications and experience of our independent registered public accounting firm, the performance of our internal audit department and independent registered public accounting firm, and our compliance with applicable legal and regulatory requirements. The Audit Committee’s charter is available on our website, https://ir.thejoint.com/governance-docs. The members of the Audit Committee who served during 2025 were Ronald V. DaVella (Chair), Christopher M. Grandpre, Abraham Hong, and Glenn J. Krevlin, all of whom are independent under the applicable listing standards of The Nasdaq Stock Market LLC and SEC rules.
Our management is responsible for preparing financial statements in accordance with accounting principles generally accepted in the United States, and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is one of oversight, and it does not provide expert or other special assurance regarding our financial statements or the quality of the audits performed by our independent public accountants.
In carrying out its oversight responsibility, the Audit Committee has reviewed and discussed with both management and BDO USA, P.C., our independent registered public accounting firm for 2025, all quarterly and annual financial statements prior to their issuance. The Audit Committee’s reviews and discussions with BDO USA, P.C. included executive sessions without the presence of our management. The Audit Committee also included discussions of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also discussed with BDO USA, P.C. matters relating to its independence, including a review of its audit and non-audit fees and the letter and written disclosures that the Audit Committee received from BDO USA, P.C. pursuant to Rule 3526 of the PCAOB, Communications with Audit Committees Concerning Independence.
In addition, the Audit Committee continued to monitor the scope and adequacy of our internal controls and to ensure the continued effective operation of these controls, programs and initiatives to strengthen the effectiveness of our internal controls and steps taken to implement recommended improvements.
On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Members of the Audit Committee at the time of the filing of our Annual Report on Form 10-K for the year ended December 31, 2025 who approved this report.
Ronald V. DaVella, Chair
Christopher M. Grandpre
Abraham Hong

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Executive Officers
The following table provides information about our executive officers.

Executive Officer	Position with our Company	Age

Sanjiv Razdan	President, Chief Executive Officer and Director	56
Scott Bowman	Chief Financial Officer	59
Sanjiv Razdan, our President and Chief Executive Officer, is listed as a nominee for director. Please see “Nominees for Director” on page 7. Our executive officers are appointed by our Board of Directors.
Scott Bowman
Chief Financial Officer,
The Joint Corp.
Age: 59
Officer Since: 2025
Scott Bowman has served as our Chief Financial Officer since June 2025. Mr. Bowman is a seasoned executive and three-time public company CFO with more than 30 years of experience across retail, restaurant, consumer goods, and manufacturing industries. He served as CFO at Leslie’s Inc., a $1.5 billion publicly held pool supply retailer from 2023 to 2025; at True Food Kitchen, a $270 million privately held restaurant company rooted in nutritional science, from 2021 to 2023; at Dave & Buster’s, a $1.4 billion publicly traded dining and entertainment company, from 2019 to 2021; and at Hibbett Sports, a $1.0 billion publicly traded athletic specialty retailer that was subsequently acquired by JD Sports, from 2012 to 2019. Prior to that for over two decades, he worked in a series of roles with increasing responsibilities in the finance and accounting departments at The Home Depot, divisions of Newell Rubbermaid, and The Sherwin-Williams Company.

Education
BS in Accounting and Finance, Miami University (Ohio); MBA, Emory University Goizueta Business School; Certified Public Accountant, Ohio
Skills & Qualifications
Financial Acumen & Expertise, Senior Management Leadership

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Executive Compensation
Summary Compensation Table
The following table shows the total compensation paid or accrued during our fiscal years ended December 31, 2025 and 2024 to our President and Chief Executive Officer, our Chief Financial Officer and our former Chief Financial Officer, which we refer to as our “named executive officers” or “NEOs”:

Name	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)

Sanjiv Razdan(4) President and Chief Executive Officer	2025	550,000	—	549,999	—	687,500	—	30,293	1,817,792
	2024	127,703	100,000	400,000	236,532	—	—	—	864,235
Scott Bowman(5) Chief Financial Officer	2025	208,500	—	250,000	—	136,500	—	4,200	599,200
	2024	—	—	—	—	—	—	—	—
Jake Singleton(6) Former Chief Financial Officer	2025	194,321	83,475	171,949	—	—	—	197,194	646,939
	2024	330,266	—	245,688	—	83,475	—	13,211	672,640
1.The amounts in these columns represent grant-date fair value for awards granted, whether or not vested, during the years ended 2025, 2024 and 2023. For a discussion of the assumptions used in reaching this valuation, see Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026.
2.The amounts in this column represent earned and accrued cash bonuses for our principal executive officer and other NEOs under our short-term incentive plan. We base cash bonuses for our PEO and other NEOs under our short-term incentive plan on the achievement of a target Adjusted EBITDA established by our Board of Directors each year. We define adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, acquisition related expenses (which includes contract termination costs associated with reacquired RD rights), stock-based compensation expense, bargain purchase gain, (gain) loss on disposition or impairment, costs related to restatement filings, restructuring costs (consisting of non-recurring refranchising costs of all company-owned or managed clinics and non-recurring expenses related to changes to our executive leadership team), and litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business). Please see “Part II, Item 7, Non-GAAP Financial Measures” on page 36 of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026, for the reconciliation of net income to Adjusted EBITDA.
3.The amounts in this column represent company contributions (including matching contributions), whether or not vested, on a nondiscriminatory basis to a defined contribution plan (e.g., 401(k) plan). The amounts in this column attributable to Mr. Singleton include the company 401(k) plan matching contributions of $10,235 in addition to $186,959 severance paid or accrued for the year ended 2025.
4.Mr. Razdan was appointed as our President and Chief Executive Officer effective October 14, 2024.
5.Mr. Bowman was appointed as our Chief Financial Officer effective June 10, 2025.
6.Mr. Singleton resigned effective June 9, 2025.

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Pay versus Performance Table

Year	Summary Compensation Table Total for First PEO(1) ($)	Summary Compensation Table Total for Second PEO(1) ($)	Compensation Actually Paid to First PEO(3) ($)	Compensation Actually Paid to Second PEO(4) ($)	Summary Compensation Table Total for non-PEO NEOs(1) ($)	Compensation Actually Paid to non-PEO NEOs(5) ($)	Value of initial fixed $100 investment based on Total Shareholder Return ($)	Net Income (Loss) ($)	Adjusted EBITDA(2) ($)

2025	1,817,792	N/A	1,558,736	N/A	1,246,139	805,107	(38)	2,907,265	12,972,212
2024	864,235	1,194,793	881,867	759,315	672,640	750,547	(24)	(5,796,893)	11,384,557
2023	N/A	706,096	N/A	561,371	541,361	440,384	(31)	(9,752,197)	12,205,717
1.Sanjiv Razdan, our President and Chief Executive Officer, was our first PEO (“First PEO”), and Peter D. Holt, our former President and Chief Executive Officer was our second PEO (“Second PEO,” and together with First PEO, “PEO”). For 2025, Scott Bowman, our Chief Financial Officer, and Jake Singleton, our former Chief Financial Officer, were our two non-PEO NEOs. For 2024 and 2023, Jake Singleton, our former Chief Financial Officer, was our only non-PEO NEO.
2.Effective for 2025, we base cash bonuses for our PEO and other NEOs under our short-term incentive plan on the achievement of a target Adjusted EBITDA established by our Board of Directors each year. Refer to our definition of Adjusted EBITDA in the preceding table as well as the reference to the reconciliation of net income to Adjusted EBITDA. For 2024 and 2023, cash bonuses for our PEO and other NEOs under our short-term incentive plan were based on the achievement of a target EBITDA.
3.

Adjustments to Determine Compensation to First PEO	2025	2024	2023

Deduction for amounts reported under “Stock Awards” column in SCT	$(549,999)	$(400,000)	N/A
Deduction for amounts reported under “Option Awards” column in the SCT	—	(236,532)	N/A
Increase for fair value of awards granted during year that remain unvested during that year	444,485	654,164	N/A
Deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	(109,692)	—	N/A
Deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	(43,850)	—	N/A
TOTAL ADJUSTMENTS	$(259,056)	$17,632	$—

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4.

Adjustments to Determine Compensation to Second PEO	2025	2024	2023

Deduction for amounts reported under “Stock Awards” column in SCT	N/A	$(271,822)	$(271,811)
Increase for fair value of awards granted during year that remain unvested during that year	N/A	—	166,311
Deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	N/A	—	(61,052)
(Deduction) increase for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	N/A	(2,405)	21,827
Deduction of fair value of awards granted prior to year that were forfeited during year	N/A	(161,251)	—
TOTAL ADJUSTMENTS	$—	$(435,478)	$(144,725)
5.

Adjustments to Determine Compensation to non-PEO NEOs	2025	2024	2023

Deduction for amounts reported under “Stock Awards” column in SCT	$(421,949)	$(245,688)	$(217,611)
Increase for fair value of awards granted during year that remain unvested during that year	174,260	281,482	139,451
Increase (deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	—	9,047	(27,975)
Increase for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	8,021	33,066	5,158
Deduction of fair value of awards granted prior to year that were forfeited during year	(201,364)	—	—
TOTAL ADJUSTMENTS	$(441,032)	$77,907	$(100,977)

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We provide our PEO and other NEOs with the opportunity to earn incentive awards almost entirely in the form of restricted stock. We believe that the use of equity awards in our performance-based incentive pay program serves to align our PEO’s and NEOs’ interests with our stockholders’ interests in the long term. Our performance-based incentive pay program is based on the general performance of certain company performance measures that advance our core business strategies. We generally seek to incentivize long-term performance and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. Thus, the compensation actually paid for our NEOs may not be correlated with our total shareholder return or net income (loss) for any given year, including the years set forth in the table, as the market price of our common stock is affected by many factors and may not reflect the achievement of milestones under our performance-based incentive pay program. However, because a significant portion of our NEOs’ total compensation is in the form of equity, compensation actually paid values for our PEO and other NEOs (as calculated in accordance with Item 402(v) of Regulation S-K) is strongly aligned with our total shareholder return. In fiscal years 2025 and 2023, compensation actually paid was lower than the Summary Compensation table total compensation for our PEOs and NEOs primarily due to a decline in our total shareholder return. In fiscal year 2024, compensation actually paid was higher than the Summary Compensation table total compensation for our First PEO and NEOs primarily due to a slight increase in our total shareholder return. In fiscal year 2024, our Second PEO compensation actually paid was lower than the Summary Compensation table due to the forfeitures of unvested awards during the year resulting from his resignation.
The graphs below compare the compensation actually paid to our PEOs and the compensation paid to our remaining NEOs, with (i) our cumulative total shareholder return, (ii) our net income, and (iii) our Adjusted EBITDA, in each case, for the fiscal years ended 2025, 2024 and 2023.

Compensation Actually Paid versus Total Shareholder Return
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
Compensation Actually Paid
$0
-$20
-$40
-$60
Total Shareholder Return
2023
2024
2025
First PEO Compensation Actually Paid
Second PEO Compensation Actually Paid
Non-PEO NEOs Compensation Actually Paid
Total Shareholder Return

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Compensation Actually Paid versus Net Income
Compensation Actually Paid
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
Net Income (Loss)
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
-$4,000,000
-$6,000,000
-$8,000,000
-$10,000,000
2023
2024
2025
First PEO Compensation Actually Paid
Second PEO Compensation Actually Paid
Non-PEO NEOs Compensation Actually Paid
Net Income

Compensation Actually Paid versus Adjusted EBITDA
$2,000,000
$1,000,000
$0
-$1,000,000
$13,000,000
$12,000,000
$11,000,000
$10,000,000
Compensation Actually Paid
Adjusted EBITDA
2023
2024
2025
First PEO Compensation Actually Paid
Second PEO Compensation Actually Paid
Non-PEO NEOs Compensation Actually Paid
Adjusted EBITDA

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Employment Agreements and Change in Control Arrangements
Sanjiv Razdan
On October 14, 2024, Sanjiv Razdan entered into an employment agreement with us for a term of one year, effective on October 14, 2024, and automatically renewable for successive one-year terms, unless terminated by either party. Mr. Razdan received a base annual salary of $550,000, which can be increased from time to time and was last increased to $566,500 retroactive to March 16, 2026. Mr. Razdan is also entitled to a yearly bonus under our Executive Short-Term Incentive Plan (the “Executive STIP”), as described below, and is eligible to participate in our incentive stock plan and any other future long-term incentive plans, subject to the terms and eligibility requirements of any such plans and at the discretion of our Board of Directors or Compensation Committee in making awards under such plans. Mr. Razdan is entitled to an annual award under the stock plan equal to 100% of his base salary, which was recently increased to 110% of his base salary for fiscal 2026. The award is granted at the same time that other employees receive their long-term incentive grants and vests in four equal annual installments on each of the first four anniversaries of the grant date. In addition to future grants under the long-term incentive plan, Mr. Razdan was offered an initial grant intended to qualify as an “inducement grant” under the rules of the NASDAQ stock exchange with a value of $800,000, with 50% of such grant provided in restricted stock units and the remaining 50% provided in stock options to purchase shares of our common stock at a price equal to that as traded on the NASDAQ on the date of issue and that complies with the requirements of Code Section 409A. Such grant was made on October 14, 2024 and is subject to the terms and conditions (including a four-year vesting schedule and forfeiture with accelerated vesting should there be a change in control of the company) set forth in the equity grant agreements governing such grants. Equity awards outstanding at December 31, 2025 that have been granted to Mr. Razdan in connection with his employment are shown in the table below.
Upon our termination of Mr. Razdan’s employment without “cause” (as defined in the employment agreement), subject to us and Mr. Razdan entering into a separation agreement containing customary provisions, we will continue to pay Mr. Razdan his then-current base salary for a period of 12 months after the date of his termination.
In addition, Mr. Razdan has the right to continue to participate in our group health insurance program under COBRA continuation coverage during the statutory continuation period following his termination date, the first 12 months of which will be paid by us and the balance by Mr. Razdan.
Scott Bowman
On June 10, 2025, Scott Bowman entered into an employment agreement with us for a term of one year, effective on June 10, 2025, and automatically renewable for successive one-year terms unless terminated by either party. Mr. Bowman received a base annual salary of $390,000, which can be increased from time to time and was last increased to $400,000 retroactive to March 16, 2026. Mr. Bowman is also entitled to a yearly bonus under the Executive STIP, as described below, and is eligible to participate in our incentive stock plan and any other future long-term incentive plans, subject to the terms and eligibility requirements of any such plans and at the discretion of our Board of Directors or Compensation Committee in making awards under such plans. Mr. Bowman is entitled to an annual award under the stock plan equal to 50% of his base salary, which was recently increased to 60% of his base salary for fiscal 2026. The award is granted at the same time that other employees receive their long-term incentive grants and vests in four equal annual installments on each of the first four anniversaries of the grant date. In addition to future grants under the long-term incentive plan, Mr. Bowman was offered an initial grant with a value of $250,000 and is subject to the terms and conditions (including a four-year vesting schedule) set forth in the equity grant agreements governing such grants. Equity awards outstanding at December 31, 2025 that have been granted to Mr. Bowman in connection with his employment are shown in the table below.

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Subsequent to the completion of one year of employment with us and upon our termination of Mr. Bowman’s employment without “cause” (as defined in the employment agreement), subject to us and Mr. Bowman entering into a separation agreement containing customary provisions, we will continue to pay Mr. Bowman 50% of his then-current base salary for a period of six months after the date of his termination.
In addition, Mr. Bowman has the right to continue to participate in our group health insurance program under COBRA continuation coverage during the statutory continuation period following his termination date, the first six months of which will be paid by us and the balance by Mr. Bowman.
Jake Singleton
On November 6, 2018, Jake Singleton entered in an employment letter agreement with us for a term of one year, automatically renewable for successive one-year terms unless terminated by either party. Under the employment letter agreement, Mr. Singleton received a base annual salary of $225,000, which has been increased from time to time and was last increased to $343,917 retroactive to March 3, 2025. Mr. Singleton was also entitled to a yearly bonus under the Executive STIP, as described below. Mr. Singleton was eligible to participate in our incentive stock plan and any other future long-term incentive plans, subject to the terms and eligibility requirements of any such plans and at the discretion of our Board of Directors or Compensation Committee in making awards under such plans. Mr. Singleton was entitled to an annual award under our stock plan equal to 50% of his base salary, which vests in four equal annual installments on each of the first four anniversaries of the grant date. The award is granted at the same time that other employees receive their long-term incentive grants. Equity awards outstanding at December 31, 2025 that have been granted to Mr. Singleton in connection with his employment are shown in the table below.
On August 22, 2025, Mr. Singleton entered into a separation agreement and release of claims (the “Separation Agreement”) with us, which includes a general release of all claims. Pursuant to the Separation Agreement, Mr. Singleton’s role as our Chief Financial Officer terminated on June 9, 2025. The Separation Agreement provides that we will pay to Mr. Singleton a cash payment comprised of his annual base salary for a period of six months and an additional cash payment of $15,000 as well as a cash payment for any accumulated vacation and sick time. In addition, if Mr. Singleton (or Mr. Singleton and his eligible dependents) timely and properly elects to participate in our group health insurance program under COBRA, we will pay up to six months of the cost of the COBRA premiums. The treatment of Mr. Singleton’s outstanding equity awards is governed by the terms and conditions set forth in Mr. Singleton’s existing equity award agreements previously entered into with us as well as the applicable equity award plan under which such equity awards had been granted. None of those equity awards will receive accelerated vesting under the Separation Agreement.

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Executive Short-Term Incentive Plan
Both Sanjiv Razdan and Scott Bowman participate in the Executive STIP. Participants in the Executive STIP receive payment only if we achieve our target Adjusted EBITDA for the year in question, which is established by the Board of Directors. The Executive STIP bonus pool is combined with the Non-Executive Short-Term Incentive Plan (the “Non-Executive STIP”) bonus pool (the “Combined Pool”). We will not fund the Combined Pool and no award will be granted unless the amount to be allocated to the Combined Pool would equal at least 85% of the Combined Pool Maximum (the “Award Threshold”), provided that if the amount allocated to the Combined Pool is less than the Award Threshold, the Board of Directors may in its sole discretion approve and create the Combined Pool under such terms and conditions as the Board of Directors may determine. The Compensation Committee establishes the maximum amount that may be allocated to the Combined Pool, and the amount by which the actual Adjusted EBITDA exceeds the target Adjusted EBITDA is allocated to the Combined Pool up to the established maximum. The amount allocated to the Combined Pool is then paid to the participants in both the Executive STIP and the Non-Executive STIP on a pro rata basis based on their respective eligibility, and in each case, up to their maximum targeted STIP award. Mr. Razdan’s targeted STIP award may not exceed 100% of his base salary, which was recently increased to 110% of his base salary for fiscal 2026. Mr. Bowman’s award may not exceed 50% of his base salary, which was recently increased to 60% of his base salary for fiscal 2026.
Notwithstanding the foregoing, in the event that the actual Adjusted EBITDA for the year in question after the funding of the maximum amount allocated to the Combined Pool as described in the previous paragraph (the “Revised Adjusted EBITDA”) exceeds the target Adjusted EBITDA, the maximum targeted STIP award for Mr. Razdan would increase to 125% of his base salary, which was recently increased to 137.5% of his base salary for 2026, and the maximum targeted STIP award for Mr. Bowman would increase to 62.5% of his base salary, which was recently increased to 75% of his base salary for fiscal 2026. In that event, 25% of each dollar by which the Revised Adjusted EBITDA exceeds the budgeted Adjusted EBITDA is added to the Combined Pool and allocated to the participants in both the Executive STIP and the Non-Executive STIP on a pro rata basis based on their respective eligibility, and in each case, up to their maximum targeted STIP award, as adjusted.
Please see “Part II, Item 7, Non-GAAP Financial Measures” on page 36 of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026, for the reconciliation of net income to Adjusted EBITDA.
Confidentiality, Non-Solicitation and Non-Competition Agreements
Our current executive officers, Sanjiv Razdan and Scott Bowman, are parties to confidentiality, non-solicitation and non-competition agreements with us, pursuant to which each of them is subject to certain restrictive covenants, including non-solicitation and non-competition covenants, during the period of employment and for a period of 12 months after termination of employment.
Our former executive officers, Peter D. Holt and Jake Singleton, are parties to confidentiality, non-solicitation and non-competition agreements with us, pursuant to which each of them is subject to certain restrictive covenants, including non-solicitation and non-competition covenants, during the period of employment and for a period of 24 months after termination of employment.
Clawback Policy
In 2023, we adopted an Executive Officer Clawback Policy that complies with SEC and Nasdaq rules, which mandate the recoupment of certain erroneously paid performance-based incentive compensation received by covered persons (as defined in the policy) on or after October 2, 2023 in the event of an accounting restatement.

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Outstanding Equity Awards at Fiscal Year-End
The following table provides a summary of equity awards outstanding at December 31, 2025 for each of our NEOs:

		Option Awards(1)				Stock Awards(2)
Name	Grant date	Number of securities underlying unexercised options exercisable ($)	Number of securities underlying unexercised options unexercisable ($)	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested ($)	Market value of shares that have not vested(3) ($)

Sanjiv Razdan	10/14/2024	9,514(4)	28,545 (4)	10.51	10/14/2034	—	—
	10/14/2024	—	—	—	—	28,545	248,912
	3/10/2025	—	—	—	—	50,973	444,485
Scott Bowman	6/10/2025	—	—	—	—	19,984	174,260
Jake Singleton(4)	—	—	—	—	—	—	—
1.Each option award expires on the 10-year anniversary of the grant date.
2.Generally, one-quarter (25%) of restricted stock awards vest on each of the first four anniversaries of the grant date.
3.The market value of shares or units of stock that have not vested and unearned equity incentive plan awards is determined by multiplying the closing market price of our common stock at the end of our last completed fiscal year by the number of shares or units of stock or the amount of unearned equity incentive plan awards, as applicable. Per share market value at December 31, 2025 was $8.72.
4.Mr. Singleton resigned effective June 9, 2025.
Policies and Practices Related to the Grant of Certain Equity Awards
We do not have any formal policies and practices regarding the timing of equity awards in relation to the disclosure of material nonpublic information. Our Board of Directors and Compensation Committee do not take material nonpublic information into account when determining the timing and terms of such awards, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
The timing of any equity awards to executive officers in connection with new hires, promotions, our annual compensation cycle, or other non-routine grants is generally tied to the event giving rise to the award, such as an executive officer’s commencement of employment, our annual compensation cycle, or a promotion effective date. As a result, the timing of the equity awards occurs independent of the release of any material nonpublic information.
There were no awards of stock options or similar option-like instruments issued to our NEOs in fiscal 2025 during any period beginning four business days before the filing or furnishing of a Form 10-K, Form 10-Q, or Form 8-K that discloses material nonpublic information and ending one business day after the filings or furnishing of such report with the SEC, and accordingly, no tabular disclosure is required under Item 402(x) of Regulation S-K. Restricted stock awards were granted to Messrs. Razdan and Singleton on March 10, 2025 and to Mr. Bowman on June 10, 2025; however, restricted stock awards are not subject to the tabular disclosure requirements of Item 402(x) of Regulation S-K.

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Equity Compensation Plan Information
We grant stock-based awards under the 2024 Plan. The shares issued as a result of stock-based compensation transactions generally have been funded with the issuance of new shares of our common stock. The following table summarizes information about our equity compensation plans as of December 31, 2025. All outstanding awards relate to our common stock.

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	30,422	$19.11	1,725,057
Equity compensation plans not approved by security holders	38,059	$10.51	—
Total	68,481	$29.62	1,725,057
1.The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options.
Delinquent Section 16(a) Reports
Based solely upon our review of the copies of such reports received by us during the year ended 2025, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except with respect to a Form 3 filing and a Form 4 filing for Christopher M. Grandpre.

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Proposal 2
Advisory Vote on Executive Compensation
We are asking stockholders to approve an advisory resolution on the compensation of our named executive officers as reported in this proxy statement, commonly referred to as the “say-on-pay” vote. Although the say-on-pay vote is advisory and therefore non-binding, our Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. As described above in the “Executive Compensation” section of this proxy statement, our Compensation Committee has structured our executive compensation program to achieve the following key objectives:

1	Attract and retain highly qualified and productive executives;
2	Motivate executives to enhance our overall performance and profitability through the successful execution of our short-term and long-term business strategies, with an emphasis on the long term;
3	Align the long-term interests of our executives and stockholders through ownership of our common stock by executives and by rewarding stockholder value creation; and
4	Ensure that compensation opportunities are competitive.
We encourage stockholders to read the “Executive Compensation” section of this proxy statement, which provides an overview of our executive compensation policies and procedures. The Summary Compensation Table and other related compensation tables and narratives provide detailed information on the compensation of our named executive officers. Our Board of Directors and Compensation Committee believe that the policies and procedures articulated in the “Executive Compensation” section of this proxy statement are effective in achieving our goals and that the compensation of the named executive officers reported in this proxy statement has contributed to our success.
In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2026 Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2026 Annual Meeting.”

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As an advisory vote, this proposal is not binding on us or our Board of Directors or Compensation Committee. The outcome of this advisory vote does not overrule any decision by us or our Board of Directors or Compensation Committee, nor will it create or imply any change to our fiduciary duties or those of our Board of Directors or Compensation Committee. However, our Board of Directors and Compensation Committee value the opinions to be expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

VOTE

The Board of Directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

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Proposal 3
Advisory Vote on the Frequency of the Vote on Executive Compensation
As required by Section 14A of the Exchange Act, this proposal, commonly referred to as the “say-on-frequency” vote, provides our stockholders with the opportunity to vote on how frequently they would like to cast an advisory vote on executive compensation. In casting their advisory vote, stockholders may choose among three options: (1) a vote every one year (annual), (2) a vote every two years (biennial), or (3) a vote every three years (triennial). Our Board of Directors believes that annual voting is most appropriate for the Company so that stockholders may annually express their views on our executive compensation program. Like the advisory vote on executive compensation, the advisory vote on the frequency of such vote is non-binding on our Board of Directors and Compensation Committee. Although the vote is non-binding, our Board of Directors and Compensation Committee value the opinions of our stockholders and will consider the outcome of this advisory vote when determining the frequency of the advisory vote on executive compensation. The option that receives the greatest number of votes will be considered the preferred frequency of the stockholders. Abstentions and broker non-votes will have no effect on the outcome of this advisory vote. The say-on-frequency vote is required to be held at least once every six years, and it is expected that the next say-on-frequency vote will occur at the annual meeting of stockholders in 2032.

VOTE

The Board of Directors recommends that stockholders vote for the option of every “1 YEAR” for the approval, on an advisory basis, of the frequency of an advisory vote on the compensation of our named executive officers.

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Proposal 4
Ratification of Appointment of Independent Public Accounting Firm
We have appointed BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. BDO is our current independent auditor and was first appointed as such on March 29, 2021. Representatives of BDO are expected to be present at the 2026 Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.
Ratification of the appointment of BDO as our independent registered public accounting firm will require the affirmative vote of holders of a majority of the shares entitled to vote at the 2026 Annual Meeting. If our stockholders do not ratify the appointment of BDO, our Board of Directors may reconsider their appointment.
Audit Fees
The aggregate fees billed by BDO for professional services rendered in connection with the audits of our annual financial statements during the fiscal years ended 2025 and 2024 were $700,812 and $711,358, respectively.
Audit-Related Fees
The aggregate fees billed by BDO for professional services rendered in connection with the audit of our 401(k) plan, FDD review and other audit-related services during the year ended 2025 and 2024 were $63,400 and $43,365, respectively.
Tax Fees
There were no fees billed by BDO for tax compliance, tax advice and tax planning services provided to us during the fiscal years ended 2025 and 2024.
All Other Fees
BDO did not provide any services to us during the fiscal years ended 2025 and 2024 other than for professional services rendered in connection with the audits of our annual financial statements and the audit related services noted above.
Policy on Audit Committee Pre-Approval
In accordance with policies adopted by the Audit Committee, all audit and non-audit related services to be performed for us by our independent public accountants must be approved in advance by the Audit Committee.

VOTE

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026.

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General Information
Why did I receive this proxy statement and other materials?
The Board of Directors of The Joint Corp. is soliciting proxies to vote shares of our stock at the 2026 Annual Meeting to be held on Wednesday, May 20, 2026 at 8:00 a.m. Pacific Time virtually at www.virtualshareholdermeeting.com/JYNT2026.
This proxy statement and our annual report to stockholders (which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2025) were first made available to stockholders on or about April 7, 2026. Although both are made available together, our annual report to stockholders is not part of this proxy statement.
What will stockholders vote on at the 2026 Annual Meeting?
Stockholders will vote on the following matters at the 2026 Annual Meeting:
•election to the Board of Directors of the seven nominees for director named in this proxy statement (Proposal 1);
•approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2);
•approval, on an advisory basis, of the frequency of an advisory vote on the compensation of our named executive officers (Proposal 3);
•ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 4); and
•any other matter that properly comes before the meeting.
What are the Board of Directors’ voting recommendations?
The Board of Directors recommends that you vote your shares as follows:

FOR	each of the seven nominees for election to the Board of Directors (Proposal 1);
FOR	approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2);
1 YEAR	for the approval, on an advisory basis, of the frequency of an advisory vote on the compensation of our named executive officers (Proposal 3); and
FOR	ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 4).
Who may vote at the 2026 Annual Meeting?
Only stockholders of record as of the close of business on March 23, 2026 are entitled to vote at the 2026 Annual Meeting. Each outstanding share of common stock as of the record date is entitled to one vote on all matters that come before the 2026 Annual Meeting. There is no cumulative voting. As of the record date of March 23, 2026, there were 14,322,761 shares of our common stock outstanding.

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What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
If your shares are registered directly in your name with our stock registrar and transfer agent, Continental Stock Transfer and Trust Company, you are considered the stockholder of record for those shares and have the right to vote those shares directly. You may vote live virtually at the 2026 Annual Meeting or by proxy.
If your shares are held in an account at a brokerage firm, bank or other nominee (for convenient reference, a “broker”), you are considered the beneficial owner of those shares, which are said to be held in “street name,” and the broker is considered the stockholder of record for voting purposes. As the beneficial owner, you cannot vote the shares in your account directly, but you have the right to instruct the broker how to vote them.
As a beneficial owner, you are invited to attend the 2026 Annual Meeting, but because you are not a stockholder of record, you may not vote your shares at the 2026 Annual Meeting unless you obtain a valid proxy from your broker.
If I am a stockholder of record, how do I vote?
You may vote online, by smartphone/tablet, or by completing and signing the proxy card included in the materials and returning it in the postage-paid envelope provided (which must be received before those voting facilities are closed at 7:00 p.m. Eastern Time on May 19, 2026), or you may vote live virtually at the 2026 Annual Meeting. Votes submitted electronically online or by smartphone/tablet must be received by 11:59 p.m. Eastern Time on May 19, 2026.
If I am a beneficial owner of shares held in street name, how do I instruct my broker how to vote?
If you are a beneficial owner of our stock, you may instruct your broker how to vote by following the instructions in the notice provided to you by your broker.
What happens if I am a stockholder of record and sign and return the proxy card but do not make any voting choices?
The proxy holders (the persons named as proxies) will vote your shares in accordance with the Board of Directors’ voting recommendations for Proposals 1, 2, 3 and 4. See “What are the Board of Directors’ voting recommendations?” above.
We do not expect that any other matters will properly come before the 2026 Annual Meeting. If, however, any other matters do come before the 2026 Annual Meeting, the proxy holders will vote your shares in accordance with their judgment.
What happens if I am a beneficial owner of shares held in street name and do not give voting instructions to my broker?
Under the stock exchange and other rules governing brokers who are voting shares held in street name, brokers have authority to vote those shares at their discretion on routine matters but may not vote those shares on non-routine matters.
A “broker non-vote” occurs when your broker returns a proxy card for your shares held in street name but does not vote on a particular matter because (i) the broker has not received voting instructions from you and (ii) the broker does not have authority to vote on the matter without instructions because the matter is of a non-routine nature.
Which items to be voted on at the 2026 Annual Meeting are “routine” and which are “non-routine”?
The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 4) is considered a routine matter under the relevant rules. The election to the Board of Directors of the seven nominees for director (Proposal 1), the approval, on an advisory basis, of the compensation of our named executive

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officers (Proposal 2), and the approval, on an advisory basis, of the frequency of an advisory vote on the compensation of our named executive officers (Proposal 3) are each considered a non-routine matter.
What is the quorum required for the 2026 Annual Meeting?
Holders of a majority of our outstanding shares entitled to vote at the 2026 Annual Meeting who are present in our virtual platform or represented by proxy will constitute a quorum to conduct business at the 2026 Annual Meeting.
If you are a stockholder of record and vote your shares by proxy, your shares will be counted for purposes of determining whether a quorum is present even if your voting choice is to abstain. Similarly, if you are a beneficial owner of shares held in street name and do not give voting instructions to your broker, your shares will be counted for purposes of determining whether a quorum is present if your broker votes your shares on any routine matter.
What are my choices in voting on the matters to be voted on at the 2026 Annual Meeting?

Proposal 1	you may vote “For” or “Against”	each individual nominee for election to the Board of Directors or “Abstain” from voting on the nominee’s election.
Proposal 2	you may vote “For” or “Against”	approval, on an advisory basis, of the compensation of our named executive officers or “Abstain” from voting.
Proposal 3	you may vote for the option of every “1 Year,” “2 Years,” or “3 Years”	for the approval, on an advisory basis, of the frequency of an advisory vote on the compensation of our named executive officers or “Abstain” from voting.
Proposal 4	you may vote “For” or “Against”	ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026 or “Abstain” from voting.

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What are the voting requirements to approve the matters to be voted on at the 2026 Annual Meeting?

Proposal 1 (election to the Board of Directors of the seven nominees for director named in this proxy statement):
Each nominee for election to the Board of Directors must receive more “For” votes than “Against” votes in order to be elected as a director. Abstentions and broker non-votes will not be included in the vote tally and will not have any effect on the voting.

Proposal 2 (approval, on an advisory basis, of the named executive officer compensation):
This proposal requires for approval the affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, therefore, will have no effect on the proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Proposal 3 (approval, on an advisory basis, on the frequency of an advisory vote on the compensation of our named executive officers):	The option that receives the greatest number of votes will be considered the preferred frequency of the stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposal 4 (ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026):
This proposal requires for approval the affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Brokers will have discretionary authority to vote Proposal 4, and therefore there will not be any broker non-votes on this matter.

Can I change my vote after I have voted?
If you are a stockholder of record, you may change your vote by returning a new, properly completed proxy card bearing a later date than the date of your original proxy card (before those voting facilities are closed at 7:00 p.m. Eastern Time on May 19, 2026).
In addition, you may revoke your proxy by attending the 2026 Annual Meeting virtually and requesting to vote. Attendance at the 2026 Annual Meeting virtually will not, by itself, revoke your proxy. You may also revoke your proxy any time before the final vote at the 2026 Annual Meeting by filing a signed notice of revocation with our Secretary at 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260.
If you are a beneficial owner of shares held in street name, you may submit new voting instructions to your broker as indicated in the notice provided to you by your broker.
How can I find out the voting results of the 2026 Annual Meeting?
The preliminary voting results will be announced at the 2026 Annual Meeting. The final voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the 2026 Annual Meeting.

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Who is paying for the cost of this proxy solicitation?
We will bear the cost of this proxy solicitation. Some of our officers and employees may solicit proxies by personal conversations, telephone, regular mail or email, but they will not receive any additional compensation for doing so. We will reimburse brokers and others for their reasonable charges and expenses in forwarding our proxy materials to stockholders who are beneficial owners of shares of our stock.
How can I attend the 2026 Annual Meeting?
The 2026 Annual Meeting will be held on Wednesday, May 20, 2026 at 8:00 a.m. Pacific Time virtually at www.virtualshareholdermeeting.com/JYNT2026.

Time and Date Wednesday, May 20, 2026 at 8:00 a.m.. Pacific Time	Place Virtually at www.virtualshareholdermeeting.com/JYNT2026

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Annual Report
A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, has been provided, concurrently with this proxy statement, to all stockholders entitled to notice of, and to vote at, the 2026 Annual Meeting. We will furnish to stockholders, upon written request and payment of a reasonable fee not to exceed our costs, copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2025. Written requests should be sent to Investor Relations, The Joint Corp., 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260. Copies of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC are available in pdf format on our website, https://ir.thejoint.com/sec-filings. Copies of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025 also may be accessed directly from the SEC’s website, http://www.sec.gov.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs.
Brokers with account holders who are The Joint Corp. stockholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to The Joint Corp., Attention: Investor Relations, 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260 or call Investor Relations at (480) 245-5960 and one will be promptly provided. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
Other Matters
Forward-Looking Statements
The information in this proxy statement contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, included or incorporated in this proxy statement could be deemed forward-looking statements, particularly statements about our plans, strategies and prospects. In some cases, you can

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identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “intend,” “seek,” “strive,” or the negative of these terms, “mission,” “goal,” “objective,” or “strategy,” or other comparable terminology. All forward-looking statements in this proxy statement are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations as described from time to time in our SEC reports. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in this proxy statement. You should carefully consider the trends, risks and uncertainties described below and other information in this proxy statement and subsequent reports filed with or furnished to the SEC before making any investment decision with respect to our securities. We undertake no obligation to update or revise publicly any forward-looking statements, other than in accordance with legal and regulatory obligations. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.
The specific forward-looking statements in this proxy statement include the following:
•our expectation of the completion of our refranchising plan this year;
•our belief that the transition as part of our refranchising plan positions us for a more efficient, higher-margin model with strong cash flow and enhanced capacity for growth;
•our belief that more improvement is ahead of us;
•our expectation that we will complete our refranchising initiatives by the end of this year;
•our intention to remain disciplined in our capital allocation strategy, balancing investment in the business with returning cash to stockholders;
•our plan to continue to focus our capital deployment in three areas: funding internal growth initiatives with an attractive return, opportunistically repurchasing RD territories where the economics are attractive and continuing to repurchase shares;
•our expectation that certain marketing, SEO, and pricing initiatives will collectively support franchisees by improving new patient acquisition and retention, which ultimately supports system-wide sales and royalty growth;
•our belief that once we complete the transition to a pure-play franchisor our financial profile will structurally improve;
•our expectations of and initial post-refranchising revenue run rate of about 11% of system-wide sales, which compares to 10.3% achieved in 2025, and our belief that our cost structure will be much leaner;
•our belief that our initial post-refranchising revenue run rate, coupled with a more asset-light structure, will translate into an initial Adjusted EBITDA margin run rate of 19% to 21%, Net income margin run rate of 13% to 15% and free cash flow conversion of 60% to 70%;
•our plan to spend more time on Joint 3.0, which will start in earnest in 2027;
•our plan to look to use data from wearables to improve care and measure outcomes more precisely; and
•our expectation that by the end of 2026, we will have a streamlined, more profitable business that generates robust cash flow and that beyond that, Joint 3.0 gives us room to grow into new markets, new channels, and new services.

THE JOINT	49	2026 Proxy Statement

Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, leading to increased labor costs and interest rates, as well as changes to import tariffs, may lead to reduced discretionary spending, all of which may negatively impact our business; our failure to profitably operate company-owned or managed clinics; our failure to refranchise as planned; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and other factors described in our filings with the SEC.
Additionally, there may be other risks that are otherwise described from time to time in the reports that we file with the SEC. Any forward-looking statements in this proxy statement should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.
Other Business
As of the date of this proxy statement, management is unaware of any matter for action by stockholders at the 2026 Annual Meeting other than those described in the accompanying notice. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the 2026 Annual Meeting, or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

THE JOINT	50	2026 Proxy Statement

Stockholder Proposals and Nominations for the 2027 Annual Meeting (with Deadlines)
•Stockholder Proposals and Director Nominees to be Considered for Inclusion in our Proxy Materials
Any stockholder who wishes to present a proposal for consideration at the 2027 Annual Meeting and to have the proposal be considered for inclusion in our proxy statement for the 2027 Annual Meeting must submit the proposal to us on or before December 8, 2026. Stockholder proposals for inclusion in our proxy statement must comply with Rule 14a-8 of the SEC in order to be included.
Stockholders who intend to submit director nominees for inclusion in our proxy materials for the 2027 Annual Meeting must comply with the requirements of proxy access as set forth in our bylaws. The stockholder or group of stockholders who wishes to submit director nominees pursuant to proxy access must deliver the proper notice to our Secretary no earlier than January 20, 2027, and no later than February 19, 2027.
•Other Stockholder Proposals and Director Nominations Under the Advance Notice Bylaws Provisions
In accordance with the advance notice provisions of our bylaws, any stockholder who wishes to present a proposal or to nominate a candidate for election from the floor for consideration at the 2027 Annual Meeting, without inclusion of such matters in our proxy materials, must submit proper notice to us no earlier than January 20, 2027, and no later than the close of business on February 19, 2027, and must otherwise comply with the requirements in our bylaws.
In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card, notice must be submitted by the same advance notice deadlines disclosed above and such stockholders must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.
Notice of stockholder proposals and director nominations (whether through proxy access or otherwise) should be sent to our Secretary, The Joint Corp., 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260.
The foregoing information does not purport to be a complete description of all of the provisions of our bylaws pertaining to stockholder proposals and director nominations.
A copy of our bylaws is available at https://ir.thejoint.com/governance-docs or may be obtained upon request directed to our Secretary at the foregoing address.

THE JOINT	51	2026 Proxy Statement

THE JOINT chiropractic

THE JOINT CORP.
C/O SECRETARY
16767 N. PERIMETER DR., SUITE 110
SCOTTSDALE, AZ 85260

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/JYNT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91518-P43024

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE JOINT CORP.

The Board of Directors recommends that you vote "FOR" the following director nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Matthew E. Rubel	☐	☐	☐
1b. Ronald V. DaVella	☐	☐	☐
1c. Jefferson Gramm	☐	☐	☐
1d. Christopher M. Grandpre	☐	☐	☐
1e. Sandra R.A. Karrmann	☐	☐	☐
1f. Milind Pant	☐	☐	☐
1g. Sanjiv Razdan	☐	☐	☐

The Board of Directors recommends that you vote "FOR" proposal 2:	**For**	**Against**	**Abstain**
2. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends that you vote "1 YEAR" on proposal 3:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. Approval, on an advisory basis, of the frequency of an advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends that you vote "FOR" proposal 4:	**For**	**Against**	**Abstain**
4. Ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K, Notice and Proxy Statement are available at www.proxyvote.com.

V91519-P43024

THE JOINT CORP.
Annual Meeting of Stockholders
May 20, 2026 8:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Sanjiv Razdan and Scott Bowman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of The Joint Corp. that are held of record by the undersigned stockholder(s) at the close of business on March 23, 2026 at the Annual Meeting of Stockholders to be held at 8:00 AM Pacific Time on Wednesday, May 20, 2026, virtually at www.virtualshareholdermeeting.com/JYNT2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in favor of electing the seven director nominees to the Board of Directors, in favor of proposals 2 and 4, in favor of one year on proposal 3 and in accordance with the judgment of the person(s) named as proxies herein on such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Continued and to be signed on reverse side